Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-198735

Product Supplement to the Prospectus dated February 26, 2015 and the Prospectus Supplement dated February 26, 2015 – No. 17

GS Finance Corp.

Medium-Term Notes, Series E

fully and unconditionally guaranteed by

The Goldman Sachs Group, Inc.

Underlier-Linked Autocallable Notes

Linked to an Underlier, a Basket of Underliers or the Lesser Performing of Two or More Underliers

GS Finance Corp. may from time to time offer and sell underlier-linked autocallable notes, which we refer to as the notes, the payments and performance of which will be linked to the performance of an underlier, basket of underliers or the lesser performing of two or more underliers. When we refer to an underlier, we mean an individual index or an individual exchange-traded fund. When we refer to the lesser performing of two or more underliers, we mean the underlier that has the lowest performance as compared to one or more underliers. The accompanying prospectus dated February 26, 2015, the accompanying prospectus supplement dated February 26, 2015, any general terms supplement that is specified in the applicable pricing supplement (which we refer to as the applicable general terms supplement) and this product supplement no. 17 dated December 10, 2015 describe terms that will apply generally to the notes, including any notes you purchase. This product supplement no. 17 is intended to be read in conjunction with the other prospectuses above, including as to certain terms used in this product supplement no. 17 that are defined in such other prospectuses. A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe terms that apply specifically to your notes, including any changes to the general terms contained herein and in the applicable general terms supplement.

The notes may pay a coupon, if any, at a fixed rate, as specified in the applicable pricing supplement. For each coupon period (which will be specified in the applicable pricing supplement), a coupon may accrue at the coupon rate during each coupon observation date during such coupon period, unless otherwise specified in the applicable pricing supplement. The amount accrued during each coupon period will depend on whether the underlier, basket or lesser performing closing level on the applicable coupon observation date is greater than or equal to the coupon trigger level applicable to such coupon period (which will be specified in the applicable pricing supplement).

The return on your notes will be based on the performance of the underlier, basket of underliers or the lesser performing of two or more underliers, as applicable, and whether or not your notes have been called. Your notes will be automatically called and redeemed in whole, but not in part, by GS Finance Corp. on a call payment date if the underlier closing level, basket closing level or lesser performing closing level, as applicable, on the call observation date related to such call payment date is greater than or equal to the call level applicable to such call observation date (which will be specified in the applicable pricing supplement). The call observation dates will be specified in the applicable pricing supplement and will be a trading day or a set of predetermined trading days. If the notes are automatically called, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of a note times the call premium amount (which will be zero or a positive percentage specified in the applicable pricing supplement) applicable to the relevant call observation date, in addition to any accrued and unpaid coupons.

        If your notes are not automatically called, the return on your notes at maturity will be based on (a) the performance of the underlier, basket of underliers or lesser performing of two or more underliers, as applicable, and (b) if a knock-out event is applicable to your notes, as will be specified in the applicable pricing supplement, whether a knock-out event has occurred. If a knock-out event is applicable to your notes, a knock-out event will occur if (a) for notes with continuous monitoring (i.e., the level of the underlier, basket of underliers or lesser performing of two or more underliers is monitored throughout each trading day), the level of the underlier, basket of underliers or lesser performing of two or more underliers has declined, as compared to the initial underlier level, basket level or lesser performing level, as applicable, by more than the knock-out amount applicable to such measurement period (which will be specified in the applicable pricing supplement) during the applicable measurement period and (b) for notes with closing level monitoring (i.e., the underlier closing level, basket closing level or lesser performing closing level, as applicable, is monitored each trading day), the underlier closing level, basket closing level or lesser performing closing level, as applicable, has declined, as compared to the initial underlier level, initial basket level or initial lesser performing level, as applicable, by more than the knock-out amount applicable to such measurement period during the applicable measurement period. The measurement period(s) will be specified in the applicable pricing supplement and will be each trading day or a set of predetermined trading days.

The performance of the applicable underlier, basket of underliers or lesser performing of two or more underliers will be measured by the percentage change in the closing level of the specified underlier, the weighted average of the closing levels of the underliers included in the specified basket of underliers or the closing level of the underlier, as applicable, on the determination date or each averaging date, as applicable (the final underlier level, final basket level or final lesser performing level, as applicable, subject to adjustments as described in the applicable general terms supplement) from the initial underlier level, initial basket level or initial lesser performing level, as applicable, which will be specified in the applicable pricing supplement and, with respect to the initial underlier level, may be higher or lower than the actual closing level of the underlier on the trade date. We refer to this percentage change as the underlier return, basket return or lesser performing return, as applicable. If the underlier return, basket return or lesser performing return is less than 0%, if there is a knockout event or if the final underlier level, final basket level or final lesser performing level is less than the buffer level, if a buffer level applies to your notes, you would lose a portion of your investment in the notes and you may lose your entire investment, depending on the performance of the underlier, the basket of underliers or the lesser performing of two or more underliers. In addition, if an underlier is denominated in a currency other than U.S. dollars, the closing level of the underlier may also depend on the relevant foreign currency exchange rate for such underlier, if specified in the applicable pricing supplement.

If the notes are not automatically called, the cash settlement amount will be an amount in cash equal to:

●	if the notes are subject to a knock-out event, and a knock-out event occurs during any of the measurement periods, and:
¡	if the final underlier, basket or lesser performing level is greater than the initial underlier, basket or lesser performing level, the face amount of a note plus an additional amount equal to the product of the upside participation rate (which will be zero or a positive percentage, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% positive underlier, basket return or lesser performing return, subject to the cap level if one is specified in the applicable pricing supplement; if a cap level is applicable, any increase in the final underlier, basket or lesser performing level over the cap level will not increase the cash settlement amount;
¡	if the final underlier, basket or lesser performing level is less than or equal to the initial underlier, basket or lesser performing level, the face amount of a note minus an amount equal to 1% of the face amount of a note for every 1% negative underlier, basket or lesser performing return, as applicable;
●	if (a) the notes are subject to a knock-out event and a knock-out event does not occur during any of the measurement periods or (b) the notes are not subject to a knock-out event,
¡	if the final underlier, basket or lesser performing level is greater than or equal to the initial underlier, basket or lesser performing level, either:

(1) if the applicable pricing supplement does not specify a maturity date premium amount, the greater of

¡	the face amount of a note plus an additional amount equal to the product of the upside participation rate (which will be zero or a positive percentage, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% positive underlier, basket return or lesser performing return, subject to the cap level if specified in the applicable pricing supplement; if a cap level is applicable, any increase in the final underlier, basket or lesser performing level over the cap level will not increase the cash settlement amount, and

¡	if the applicable pricing supplement specifies a contingent minimum return, the face amount of a note plus the product of the face amount of a note times the contingent minimum return (which will be a percentage specified in the applicable pricing supplement), if applicable; or

(2) if the applicable pricing supplement specifies a maturity date premium amount, the face amount of a note plus the product of the face amount of a note times the maturity date premium amount (which will be a positive percentage to be set on the trade date as specified in the applicable pricing supplement);

¡	if the applicable pricing supplement specifies a buffer level (which will be a positive amount less than the initial underlier, basket or lesser performing level), and if the final underlier, basket or lesser performing level is less than the initial underlier, basket or lesser performing level but greater than or equal to the buffer level, the face amount of a note;
¡	if the applicable pricing supplement specifies a buffer level, and if the final underlier, basket or lesser performing level is less than the buffer level, the face amount of a note minus an amount equal to the product of the buffer rate (which will be a percentage greater than or equal to 100%, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% negative underlier, basket or lesser performing return below the underlier, basket or lesser performing return at the buffer level;
¡	if the applicable pricing supplement does not specify a buffer level, and if the final underlier, basket or lesser performing level is less than the initial underlier, basket or lesser performing level, the greater of
¡	the face amount of a note minus an amount equal to 1% of the face amount of a note for every 1% negative underlier, basket or lesser performing return; and
¡	if the applicable pricing supplement specifies a contingent minimum return, the face amount of a note plus the product of the face amount of a note times the contingent minimum return (which will be a percentage specified in the applicable pricing supplement), if applicable.

Therefore, you will receive less than the face amount of your notes on the stated maturity date and you could lose all or a substantial portion of your investment in the notes if the final underlier, basket or lesser performing level is less than the initial underlier, basket or lesser performing level and is less than the buffer level, if applicable, and if there is no contingent minimum return, the contingent minimum return is less than 100% or there is a knock-out event. Furthermore, if an underlier is denominated in a currency other than U.S. dollars and the applicable pricing supplement specifies an exchange rate for such underlier, even if the underlier appreciates over the life of your notes you may lose a significant amount of your investment if the applicable currency in which such underlier is denominated declines relative to the U.S. dollar. In addition, if the upside participation rate for your notes is less than 100%, the rate of increase in the amount you will be paid on your notes on the stated maturity date will be less than the rate of increase in the applicable underlier, basket of underliers or lesser performing of two or more underliers. Furthermore, if the applicable pricing supplement specifies a cap level, the amount you will be paid on your notes on the stated maturity date will be capped and may not reflect the full increase in the underlier, basket or lesser performing level.

The general terms of the notes are described beginning on page S-56 and include the following:

Issuer: GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Underlier, basket underliers or lesser performing underliers: as specified in the applicable pricing supplement and described in the general terms supplement or applicable pricing supplement

Cash settlement amount: on the stated maturity date or applicable call payment date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Underlier-Linked Autocallable Notes — Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable” on page S-56

Face amount: each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Determination date: as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Call premium amount(s): as specified in the applicable pricing supplement

Call payment dates: as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Call observation dates: as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Coupon rate (if any): none unless specified in the applicable pricing supplement

Coupon payment dates: none unless specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Coupon trigger level: none unless specified in the applicable pricing supplement

Coupon observation dates: none unless specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Maturity date premium amount: none unless specified in the applicable pricing supplement

Knock-out amount: none unless specified in the applicable pricing supplement

Measurement periods: as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Calculation agent: Goldman, Sachs & Co.

Your investment in the underlier-linked autocallable notes involves certain risks. See “Additional Risk Factors Specific to the Underlier-Linked Autocallable Notes” beginning on page S-50 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement no. 17, the applicable general terms supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this product supplement no. 17 in the initial sale of the underlier-linked autocallable notes. In addition, Goldman, Sachs & Co., or any affiliate of GS Finance Corp. may use this product supplement no. 17 in a market-making transaction in underlier-linked autocallable notes after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this product supplement no. 17 is being used in a market-making transaction.

Goldman, Sachs & Co.

Product Supplement No. 17 dated December 10, 2015.

In this product supplement no. 17 when we refer to a “note”, we mean an underlier-linked autocallable note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-1 and under “General Terms of the Underlier-Linked Autocallable Notes” on page S-56. Please note that in this product supplement no. 17, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this product supplement no. 17, the applicable general terms supplement and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in the aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 26, 2015, and where the context so requires, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series E, dated February 26, 2015, of GS Finance Corp. and The Goldman Sachs Group, Inc. References to the “indenture” in this product supplement no. 17 mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series E.

The Notes Are Part of a Series

The underlier-linked autocallable notes are part of a series of debt securities, entitled “Medium-Term Notes, Series E”, that we may issue under our indenture from time to time. The underlier-linked autocallable notes are “indexed debt securities”, as defined in the accompanying prospectus. The notes will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This product supplement no. 17 summarizes financial and other terms that apply generally to the underlier-linked autocallable notes. We describe terms that apply generally to all Series E medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series E medium-term notes and accompanying prospectus, respectively. An applicable general terms supplement will describe certain underliers to which your notes may be linked and certain other terms that apply generally to the notes. Terms capitalized here but not defined are used as defined in the applicable pricing supplement, or if not defined in the applicable pricing supplement, as defined in the general terms supplement or prospectus.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to GS Finance Corp. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in a pricing supplement accompanying this product supplement no. 17. The terms described there supplement those described here, in the applicable general terms supplement and in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and are in addition to the terms described in the applicable general terms supplement. If the terms described here are inconsistent with those described in the accompanying prospectus or in the applicable general terms supplement, the terms described here are controlling. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the applicable general terms supplement or accompanying prospectus, the terms described in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this product supplement no. 17 for all purposes with respect to your notes.

SUMMARY INFORMATION

Cash Settlement Amount for Notes Subject To a Knock-Out

The applicable pricing supplement may specify a knock-out event for your notes. If the applicable pricing supplement so provides, the knock-out amount will be a specified percentage of the initial underlier, basket or lesser performing level. As described below, if a knock-out event is specified and a knock-out event occurs, you will not receive the benefit of any buffer level or contingent minimum return specified by your notes.

In such a case, whether the notes are linked to a single underlier, a weighted basket of underliers or the lesser performing of two or more underliers, if the notes are automatically called (i.e., the closing level of the underlier, the basket closing level or the lesser performing closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call observation date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and a knock-out event occurs (i.e., the level of the underlier, the level of the basket, the lesser performing level, the closing level of the underlier, the basket closing level or the lesser performing closing level, as applicable, has declined, as compared to the initial underlier, basket or lesser performing level, as applicable, by more than the knock-out amount applicable to the applicable measurement period), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier, basket of underliers or lesser performing of two or more underliers, as applicable. In such a case, if the final underlier, basket or lesser performing level, as applicable, is greater than the initial underlier, basket level or lesser performing level, as applicable, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier, basket or lesser performing return, subject to the cap level (as described below), if one is specified in the applicable pricing supplement. Since the applicable underlier, basket or lesser performing return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier, basket or lesser performing level is less than or equal to the initial underlier, basket or lesser performing level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier, basket or lesser performing return. In this case, because the underlier, basket or lesser performing return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes and the cash settlement amount could even be zero.

If the notes are not automatically called and a knock-out event does not occur, you will receive a cash settlement amount at maturity that will reflect the performance of the underlier, basket of underliers or lesser performing of two or more underliers, as applicable. In such a case, if the final underlier, basket or lesser performing level, as applicable, is greater than or equal to the initial underlier, basket or lesser performing level, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier, basket or lesser performing return, subject to the cap level (as described below), if one is specified in the applicable pricing supplement and subject to the contingent minimum return (as described below), if one is specified in the applicable pricing supplement. Since the applicable underlier, basket or lesser performing return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the final underlier, basket or lesser performing level is less than the initial underlier, basket or lesser performing level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier, basket or lesser performing return, subject to the buffer level (as described below), if one is specified in the applicable pricing supplement, or subject to the contingent minimum return (as described below), if one is specified in the applicable pricing supplement. Since the applicable underlier, basket or lesser performing return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes unless the contingent minimum return is positive.

The upside participation rate will be zero or a positive percentage. The upside participation rate indicates the extent to which you will participate in any positive return in the applicable underlier, basket of underliers or lesser performing of two or more underliers. If the applicable pricing supplement specifies an upside participation rate that is positive but less than 100%, you will participate in less than the full return of the applicable underlier, basket of underliers or lesser performing of two or more underliers over the life of your notes. For example, if the upside participation rate for your notes were set at 85% and the underlier, basket or lesser performing return were 10%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 108.5% (assuming a cap level is not applicable). If the applicable pricing supplement specifies an upside participation rate that is zero, you will not participate in any of the positive return of the applicable underlier, basket of underliers or lesser performing of two or more underliers over the life of your notes. For example, if the upside participation rate for your notes were set at 0% and the underlier, basket or lesser performing return were 10%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 100% (assuming a contingent minimum return is not applicable). If the applicable pricing supplement specifies an upside participation rate that equals 100%, you will participate in the full positive return of the applicable underlier, basket of underliers or lesser performing of two or more underliers. If the upside participation rate is greater than 100%, you will participate in the return of the applicable underlier, basket of underliers or lesser performing of two or more underliers to a greater extent than as measured by such return alone, or in other words, on a leveraged basis.

The return of the applicable underlier, basket of underliers or lesser performing underliers, which we refer to as the underlier return, the basket return or the lesser performing return, is equal to the percentage, if any, by which the final level of the applicable underlier, basket of underliers or lesser performing of two or more underliers (which we refer to as the final underlier level, final basket level or final lesser performing level) exceeds or declines from the initial level of such underlier, basket of underliers or lesser performing of two or more underliers (which we refer to as the initial underlier level, initial basket level or initial lesser performing level). The underlier, basket or lesser performing return measures the performance of the applicable underlier, basket of underliers or lesser performing of two or more underliers over the life of the notes by measuring the change in the final underlier, basket or lesser performing level (as determined on the determination date or the averaging dates, as applicable, for the notes) over the initial underlier, basket or lesser performing level (as determined on the original trade date for the notes).

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × call premium amount)

and if the notes are not called and a knock-out event occurs and the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount × upside participation rate × underlier return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement and if the notes are not called and a knock-out event occurs and the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × underlier return)

and if the notes are not called, and a knock-out event does not occur and the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × underlier return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, and to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final underlier level is equal to the initial underlier level, the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × underlier return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level” below, if one is specified in the applicable pricing supplement, where,

face amount	=	unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

upside participation rate	=	zero or a positive percentage specified in the applicable pricing supplement, which could be greater than, equal to or less than 100%

underlier return	=	final underlier level – initial underlier level , expressed as a percentage
Initial underlier level

initial underlier level	=	as specified in the applicable pricing supplement

final underlier level	=	the closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of such underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement

closing level	=	unless otherwise specified in the applicable pricing supplement, as described in the applicable general terms supplement

level of the underlier	=	unless otherwise specified in the applicable pricing supplement, as described in the applicable general terms supplement and, if applicable, “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-19

call premium amount	=	zero or a positive percentage specified in the applicable pricing supplement for a given call observation date

call levels	=	the levels, applicable to each call observation date, as specified in the applicable pricing supplement

knock-out event	=	unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the level of the underlier has declined, as compared to the initial underlier level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the closing level has declined, as compared to the initial underlier level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period

knock-out amount	=	a specified percentage of the initial underlier, basket or lesser performing level specified in the applicable pricing supplement for a given measurement period and where,

stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

determination date	=	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

averaging dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

call observation dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as in the applicable general terms supplement or as provided in the applicable pricing supplement

call payment dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described in the applicable terms supplement or as provided in the applicable pricing supplement

measurement period	=	unless otherwise specified in the applicable pricing supplement, a trading day or a set of predetermined trading days, as specified in the applicable pricing supplement

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × call premium amount)

and if the notes are not called and a knock-out event occurs and the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount × upside participation rate × basket return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event occurs and the final basket level is less than or equal to the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × basket return)

and if the notes are not called and a knock-out event does not occur and the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × basket return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, and to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final basket level is equal to the initial basket level the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final basket level is less than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × basket return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level” below, if one is specified in the applicable pricing supplement, where,

initial basket level	=	a positive amount specified in the applicable pricing supplement, which is expected to equal 100

weighting percentage	=	for each basket underlier, the applicable percentage weight of such basket underlier within the basket of underliers, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentages of all basket underliers will equal 100%

weighting multiplier	=	for each basket underlier, a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier; the weighting multipliers will remain constant for the life of the notes, except in limited circumstances as described in the applicable general terms supplement

basket closing level	=	unless otherwise specified in the applicable pricing supplement, for any given trading day, the sum of the products, as calculated for each basket underlier, of the closing level for each basket underlier on such trading day multiplied by the weighting multiplier for each such basket underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-19 for example, in the case of notes linked to the value of a basket of three underliers, A, B and C, the basket closing level on a given trading day will be calculated as follows:

Closing Level of Basket Underlier Weighting Multiplier

( closing level of Underlier A on such trading day × weighting multiplier for Underlier A )

+

( closing level of Underlier B on such trading day × weighting multiplier for Underlier B )

+

( closing level of Underlier C on such trading day × weighting multiplier for Underlier C )

level of the basket	=	unless otherwise specified in the applicable pricing supplement, for any given time on any given trading day, the sum of the products, as calculated for each basket underlier, of the level for each basket underlier at such time on such trading day multiplied by the weighting multiplier for each such basket underlier, subject to adjustment, if applicable, as described below under “—Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-19

final basket level	=	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

basket return	=	final basket level – initial basket level , expressed as a percentage
Initial basket level

knock-out event	=	unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the level of the basket has declined, as compared to the initial basket level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the basket closing level has declined, as compared to the initial basket level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and where,

“face amount”, “upside participation rate”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date”, “averaging dates”, “measurement period”, and “knock-out amount” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers

For notes linked to the lesser performing of two or more underliers, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × call premium amount)

and if the notes are not called and a knock-out event occurs and the final lesser performing level is greater than the initial lesser performing level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount × upside participation rate × lesser performing return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event occurs and the final lesser performing level is less than or equal to the initial lesser performing level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × lesser performing return)

and if the notes are not called and a knock-out event does not occur and the final lesser performing level is greater than the initial lesser performing level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × lesser performing return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, and to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final lesser performing level is equal to the initial lesser performing level, the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, and if the notes are not called and a knock-out event does not occur and the final lesser performing level is less than the initial lesser performing level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × lesser performing return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level” below, if one is specified in the applicable pricing supplement, where,

initial lesser performing underlier level	=	for each lesser performing underlier, as specified in the applicable pricing supplement

initial lesser performing level	=	the initial lesser performing underlier level for the lesser performing underlier with the lowest underlier performance, as determined by the calculation agent

lesser performing underlier closing level	=	for each lesser performing underlier, unless otherwise specified in the applicable pricing supplement, for any given trading day, the closing level on such trading day of such lesser performing underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-19

lesser performing	=	unless otherwise specified in the applicable pricing supplement, for any given trading day and each lesser performing underlier, the closing level on such

closing level		trading day of the lesser performing underlier with the lowest underlier performance, as determined by the calculation agent, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-19

lesser performing level	=	unless otherwise specified in the applicable pricing supplement, for any given time on any given trading day, the lesser performing underlier level of the lesser performing underlier with the lowest underlier performance, as determined by the calculation agent, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-19

final lesser performing underlier level	=	for each less performing underlier, the lesser performing underlier closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the lesser performing underlier closing levels on each of the specified averaging dates, in each case except in limited circumstances described in the applicable general terms supplement and subject to adjustment as in the applicable general terms supplement

final lesser performing level	=	the final lesser performing underlier level for the lesser performing underlier with the lowest underlier performance at closing on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, for the lesser performing underlier with the lowest underlier performances based on the arithmetic average of the lesser performing underlier closing levels on each of the specified averaging dates, as determined by the calculation agent

lesser performing underlier performance	=

for each lesser performing underlier, for any given time on any given trading day,

 lesser performing underlier level – initial lesser performing underlier level    ,

        initial lesser performing underlier level

expressed as a percentage

lesser performing underlier level	=	for each lesser performing underlier, unless otherwise specified in the applicable pricing supplement, for any given time on any given trading day, the level at such time on such trading day of such lesser performing underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value on page S-19

lesser performing return	=	final lesser performing level – initial lesser performing level, initial lesser performing underlier level expressed as a percentage

knock-out event	=	unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the lesser performing level has declined, as compared to the initial lesser performing level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the lesser performing closing level has declined, as compared to the initial lesser performing level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and where,

“face amount”, “upside participation rate”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date”, “averaging dates”, “measurement period”, and “knock-out amount” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Cash Settlement Amount for Notes Not Subject To a Knock-Out

If the applicable pricing supplement does not specify a knock-out event, whether the notes are linked to a single underlier, a weighted basket of underliers or the lesser performing of two or more underliers, if the notes are automatically called (i.e., the closing level of the underlier, the basket closing level or the lesser performing closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called, you will receive a cash settlement amount at maturity that will reflect the performance of the underlier, basket of underliers or lesser performing of two or more underliers, as applicable. In such a case, if the final underlier, basket or lesser performing level is greater than or equal to the initial underlier, basket or lesser performing level, the cash settlement amount will equal either (1) the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier, basket or lesser performing return, subject to the cap level (as described below), if one is specified in the applicable pricing supplement and subject to the contingent minimum return (as described below), if one is specified in the applicable pricing supplement, or (2) if the applicable pricing supplement specifies a maturity date premium amount, the face amount of a note plus the product of the face amount of a note times the maturity date premium amount (which will be a positive percentage to be set on the trade date as specified in the applicable pricing supplement). If the applicable underlier, basket or lesser performing return is a positive percentage, or if the notes are subject to a maturity date premium amount, in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the final underlier, basket or lesser performing level is less than the initial underlier, basket or lesser performing level, the cash settlement amount will equal the sum of the face amount plus the product of the face amount of each of your notes times the underlier, basket or lesser performing return, subject to the buffer level (as described below), if one is specified in the applicable pricing supplement, or to the contingent minimum return (as described below), if one is specified in the applicable pricing supplement. Since the applicable underlier, basket or lesser performing return will be a negative percentage in this case, the cash settlement amount will be less than the face amount of each of your notes unless the contingent minimum return is a positive percentage.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × call premium amount)

and if the notes are not called, and the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × underlier return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement and to the maturity date premium amount as described under “— Cash Settlement Amount for Notes Subject to Maturity Date Premium Amount” below, if one is specified in the applicable pricing supplement,

and if the notes are not called and the final underlier level is equal to the initial underlier level the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement and to the maturity date premium amount as described under “— Cash Settlement Amount for Notes Subject to Maturity Date Premium Amount” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × underlier return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level” below, if one is specified in the applicable pricing supplement, where,

“face amount”, “upside participation rate”, “underlier return”, “initial underlier level”, “final underlier level”, “closing level”, “level of the underlier”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date” and “averaging dates”, are as defined under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × call premium amount)

and if the notes are not called and the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × basket return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement and to the maturity date premium amount as described under “— Cash Settlement Amount for Notes Subject to Maturity Date Premium Amount” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final basket level is equal to the initial basket level the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement and to the maturity date premium amount as described under “— Cash Settlement Amount for Notes Subject to Maturity Date Premium Amount” below, if one is specified in the applicable pricing supplement,

and if the notes are not called and the final basket level is less than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × basket return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level” below, if one is specified in the applicable pricing supplement, where,

“face amount”, “upside participation rate”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date”, “averaging dates”, “initial basket level”, weighting percentage”, “weighting multiplier”, “basket closing level”, “level of the basket”, “final basket level”, and “basket return” are as defined under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers

For notes linked to the lesser performing of two or more underliers, if the notes are called, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × call premium amount)

and if the notes are not called and the final lesser performing level is greater than the initial lesser performing level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × lesser performing return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement and to the maturity date premium amount as described under “— Cash Settlement Amount for Notes Subject to Maturity Date Premium Amount” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final lesser performing level is equal to the initial lesser performing level the cash settlement amount will be as follows:

cash settlement amount = face amount

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement and to the maturity date premium amount as described under “— Cash Settlement Amount for Notes Subject to Maturity Date Premium Amount” below, if one is specified in the applicable pricing supplement, and if the notes are not called and the final lesser performing level is less than the initial lesser performing level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × lesser performing return)

, provided that the cash settlement amount will be subject to the contingent minimum return, as described under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” below, if one is specified in the applicable pricing supplement, or to the buffer level, as described under “—

Cash Settlement Amount for Notes Subject to a Buffer Level” below, if one is specified in the applicable pricing supplement,

where,

“face amount”, “upside participation rate”, “call premium amount”, “call levels”, “call payment dates”, “call observation dates”, “stated maturity date”, “determination date”, “averaging dates”, “measurement period”, “initial lesser performing level”, “lesser performing closing level”, “lesser performing level”, “final lesser performing level”, and “lesser performing return”, are as defined under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above.

Cash Settlement Amount for Notes Subject to a Buffer Level

The applicable pricing supplement may specify a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be as specified in the applicable pricing supplement and is expected to be a percentage (less than 100% and greater than 0%) of the initial underlier, basket or lesser performing level.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is less than the initial underlier level but greater than or equal to the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount

if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final underlier level is less than the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount × buffer rate × (underlier return + buffer amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage

buffer level	=	a positive percentage specified in the applicable pricing supplement which is expected to be less than 100% and greater than 0% of the initial underlier level and where,

“face amount”, “final underlier level”, initial underlier level” and “underlier return” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is less than the initial basket level but greater than or equal to the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount

if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final basket level is less than the buffer level, the cash settlement amount will be calculated as follows cash settlement amount  =  face amount  +  (face amount ×  buffer rate ×  (basket return + buffer amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage

buffer level	=	a positive percentage specified in the applicable pricing supplement which is expected to be less than 100% and greater than 0% of the initial basket level and where,

“face amount”, “initial basket level”, “final basket level” and “basket return” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers

For notes linked to the lesser performing of two or more underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final lesser performing level is less than the initial lesser performing level but greater than or equal to the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount

if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final lesser performing level is less than the buffer level, the cash settlement amount will be calculated as follows cash settlement amount = face amount + (face amount × buffer rate × (lesser performing return + buffer amount))

where,

buffer rate	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial lesser performing level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=	a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial lesser performing level minus the buffer level divided by (ii) the initial lesser performing level, expressed as a percentage

buffer level	=	a positive percentage specified in the applicable pricing supplement which is expected to be less than 100% and greater than 0% of the initial lesser performing level and where,

“face amount”, “initial lesser performing level”, “final lesser performing level” and “lesser performing return” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above.

Cash Settlement Amount for Notes Subject to a Contingent Minimum Return

The applicable pricing supplement may specify a contingent minimum return for your notes. If the applicable pricing supplement so provides, the contingent minimum return will be a percentage specified in the applicable pricing supplement.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount  +  (face amount ×  upside participation rate ×  underlier return), or

(b) face amount  +  (face amount ×  contingent minimum return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount   +   (face amount ×   underlier return), or

(b) face amount   +   (face amount ×   contingent minimum return)

where,

“face amount”, “knock-out event”, “final underlier level”, “initial underlier level” and “underlier return” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount  +  (face amount ×  upside participation rate ×  basket return), or

(b) face amount + (face amount ×  contingent minimum return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is less than the initial basket level, the cash settlement amount will be calculated as follows cash settlement amount  =  the greater of

(a) face amount  +  (face amount ×  basket return), or

(b) face amount  +  (face amount ×  contingent minimum return)

where,

“face amount”, “knock-out event”, “final basket level”, “initial basket level” and “basket return” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers

For notes linked to the lesser performing of two or more underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above, as applicable, except as follows, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final lesser performing level is greater than or equal to the initial lesser performing level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount + (face amount ×  upside participation rate × lesser performing return), or

(b) face amount + (face amount ×  contingent minimum return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, if the notes are not called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final lesser performing level is less than the initial lesser performing level, the cash settlement amount will be calculated as follows cash settlement amount = the greater of

(a) face amount  +  (face amount ×  lesser performing return), or

(b) face amount  +  (face amount ×  contingent minimum return)

where,

“face amount”, “knock-out event”, “final lesser performing level”, “initial lesser performing level” and “lesser performing return” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above.

Cash Settlement Amount for Notes Subject to Maturity Date Premium Amount

The applicable pricing supplement may specify a maturity date premium amount for your notes. If the applicable pricing supplement so provides, the maturity date premium amount will be a positive percentage specified in the applicable pricing supplement.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as applicable, except as follows, if the notes are not called and the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will be calculated as follows cash settlement amount  =  face amount  +  (face amount ×  maturity date premium amount)

where,

maturity date premium amount	=	a positive percentage specified in the applicable pricing supplement.

and where,

“face amount”, “final underlier level” and “initial underlier level” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as applicable, except as follows, if the notes are not called and the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be calculated as follows cash settlement amount  =  face amount  +  (face amount ×  maturity date premium amount)

where,

maturity date premium amount	=	a positive percentage specified in the applicable pricing supplement.

and where,

“face amount”, “final basket level” and “initial basket level” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers

For notes linked to the lesser performing of two or more underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above, as applicable, except as follows, if the notes are not called and the final lesser performing level is greater than or equal to the initial lesser performing level, the cash settlement amount will be calculated as follows cash settlement amount  =  face amount  +  (face amount ×  maturity date premium amount)

where,

maturity date premium amount	=	a positive percentage specified in the applicable pricing supplement.

and where,

“face amount”, “final lesser performing level”, and “initial lesser performing level” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above.

Cash Settlement Amount for Notes Subject to a Cap Level

The applicable pricing supplement may specify a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a percentage (which will be greater than 100%) of the initial underlier, basket or lesser performing level, as specified in the applicable pricing supplement.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as applicable, except as follows, if the notes are not called and the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will be calculated as follows cash settlement amount = the lesser of

(a) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as applicable, or

(b) the maximum settlement amount

where,

maximum settlement amount	=	an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial underlier level divided by (2) the initial underlier level.

and where,

“face amount”, “knock-out event”, “final underlier level”, “initial underlier level” and “underlier return” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as applicable, except as follows, if the notes are not called and the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be calculated as follows cash settlement amount = the lesser of

(a) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as applicable, or

(b) the maximum settlement amount

where,

maximum settlement amount	=	an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial basket level divided by (2) the initial basket level. .

and where,

“face amount”, “knock-out event”, “final basket level”, “initial basket level” and “basket return” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers

For notes linked to the lesser performing of two or more underliers, the cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above, as applicable, except as follows, if the notes are not called and the final lesser performing level is greater than or equal to the initial lesser performing level, the cash settlement amount will be calculated as follows cash settlement amount = the lesser of

(a) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above, as applicable, or

(b) the maximum settlement amount

where,

maximum settlement amount	=	an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial lesser performing level divided by (2) the initial lesser performing level.

and where,

“face amount”, “knock-out event”, “final lesser performing level”, “initial lesser performing level” and “lesser performing return” are as described under “Cash Settlement Amount for Notes Subject to a Knock-Out — Calculation of Cash Settlement Amount for Notes Linked to the Lesser Performing of Two or More Underliers” above.

Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

The applicable pricing supplement may specify underliers that are not denominated in U.S. dollars and that are adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so specifies, for the underlier, each basket underlier or each lesser performing underlier, the closing level of such underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

In such case, the cash settlement amount will be calculated as described above and the following definitions may apply to your notes if specified in the applicable pricing supplement:

adjusted closing level	=	with respect to the underlier, each basket underlier or each lesser performing underlier on any trading day, the closing level of the underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day, as determined by the calculation agent

exchange rate	=	with respect to the underlier, each basket underlier or each lesser performing underlier on any trading day, as specified in the applicable pricing supplement

final underlier level	=	with respect to the underlier, the adjusted closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing level of the underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

adjusted basket closing level	=	unless otherwise specified in the applicable pricing supplement, for any given trading day, the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier on such trading day multiplied by the weighting multiplier for such basket underlier

final basket level	=	the adjusted basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

adjusted lesser performing closing level	=	on any trading day, the lesser performing closing level of the lesser performing underlier with the lowest underlier performance at closing on such trading day multiplied by the exchange rate with respect to such lesser performing underlier on such trading day, as determined by the calculation agent

final level	=	the adjusted lesser performing closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted lesser performing closing levels on each of the specified averaging dates, in each case except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

Averaging Dates

If specified in the applicable pricing supplement, the final underlier, basket or less performing level will be based on the arithmetic average of the closing levels (or the adjusted closing levels, if applicable) of the relevant underlier, basket or lesser performing closing levels on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

Underliers

For a description of certain underliers to which the notes may be linked, see the applicable general terms supplement. Any other underlier or underliers to which the notes may be linked will be described in the applicable pricing supplement.

Coupon

The notes may pay a coupon, if any, at a fixed rate, as specified in the applicable pricing supplement. For each coupon period, which will be specified in the applicable pricing supplement, a coupon may accrue at the coupon rate during each coupon observation date during such coupon period, unless otherwise specified in the applicable pricing supplement. The amount accrued during each coupon period will depend on whether the underlier, basket or lesser performing closing level on the applicable coupon observation date is greater than or equal to the coupon trigger level applicable to such coupon period, which will be specified in the applicable pricing supplement. Such a coupon will accrue on the face amount of each of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes, except that the coupons will accrue on a constant basis and that the coupon rate and the coupon payment dates will be those specified in the applicable pricing supplement and, as long as your notes are in global form, the regular record date for each coupon payment date will be the two business day following the applicable coupon observation date, unless otherwise specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the coupon payment date scheduled for that date will instead occur on the postponed stated maturity date. No coupon will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Other Terms of the Notes

●	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.

●	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

●	The notes may be issued at a discount or a premium to their stated principal amount.

●	We may sell additional notes after the date of the applicable pricing at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the applicable pricing supplement.

●	We may from time to time, without your consent, issue additional underlier-linked autocallable notes having the same terms as certain underlier-linked autocallable notes previously issued.

Redemption of the Notes

We will automatically call and redeem all, but not part, of your notes on any call payment date if the underlier closing level, basket closing level or lesser performing closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call observation date (which will be specified in the applicable pricing supplement). The call observation dates will be specified in the applicable pricing supplement and will be a trading day or a set of predetermined trading days. If the notes are automatically called, the cash settlement amount will be an amount in cash equal to the product of the face amount of each of your notes times the call premium amount (which will be zero or a positive percentage specified in the applicable pricing supplement) applicable to the relevant call observation date, in addition to any accrued and unpaid coupons.

Calculation Agent

Goldman, Sachs & Co. is appointed as the initial calculation agent for the underlier-linked autocallable notes as of the date of this product supplement no. 17. We may appoint a different entity as the calculation agent for your notes or change the calculation agent for your notes without notice to the holders and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp. The calculation agent will make all determinations regarding whether a redemption or a knock-out event occurs; the initial lesser performing level; the lesser performing underlier level; the final underlier, basket or lesser performing level; the final lesser performing underlier level; the underlier return, the basket return and the lesser performing return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; coupon payment dates and coupon observation dates, if applicable; call observation dates; measurement periods, if applicable; business days, trading days; the amount of any coupon accrual; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier, individually or within a basket of underliers. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

What About Taxes?

The U.S. federal income tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of Federal Income Tax Consequences” on page S-73.

Pursuant to the terms of the notes, GS Finance Corp. and you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize each of your notes for all purposes as a pre-paid derivative contract (which is an income-bearing pre-paid derivative contract if the notes bear a coupon) in respect of the underlier, basket of underliers, or lesser performing of two or more underliers as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss recognized upon the sale, exchange, redemption or maturity of your notes (excluding amounts attributable to coupon payments) as capital gain or loss in an amount equal to the difference between the amount you receive upon the sale, exchange or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences”

below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of Federal Income Tax Consequences” on page S-73 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007 that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no coupon payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 17 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different from those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

You should consult your tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of the notes in your particular circumstances.

HYPOTHETICAL RETURNS ON THE UNDERLIER-LINKED AUTOCALLABLE NOTES

The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical cash settlement amounts at maturity, assuming all other variables described below remain constant, for a range of underlier or basket performances as they relate to hypothetical issuances of notes linked to a single underlier, notes linked to a basket of underliers and notes linked to the lesser performing of two or more underliers.

The information in the examples, tables and charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as prevailing interest rates and the volatility of the underlier or a basket of underliers, as applicable. For more information on the value of your notes in the secondary market, see “Additional Risk Factors Specific to the Underlier-Linked Autocallable Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

No one can predict what the level of the applicable underlier, basket of underliers or lesser performing of two or more underliers will be during the measurement period or on the determination date or any of the averaging dates, as applicable, for your notes. The underliers described in the applicable general terms supplement have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on your investment in the notes may be lower than that which you could earn on a comparable investment in the underlier stocks of the underlier or underliers to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on the underlier stocks, as applicable. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Additional Risk Factors Specific to the Underlier-Linked Autocallable Notes — The Tax Consequences of an Investment in Your Notes Are Uncertain” below.

The following examples, tables and charts do not reflect coupon payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples, tables and charts below that there is no change in or affecting the composition of any underlier or the method by which the relevant underlier is calculated, that there is no change in the relative weighting of any underlying stock for a particular underlier, and that no market disruption event occurs with respect to any underlier (including any applicable exchange rate). In addition, except as specified below, we have assumed for the purposes of these examples, tables and charts below that there are no foreign currency adjustments affecting the closing level of the underlier for any underlier.

For these reasons, the actual performance of the applicable underlier, basket of underliers or lesser performing of two or more underliers over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

The initial underlier, basket or lesser performing level, the upside participation rate, the knock-out amount, the cap level, the maximum settlement amount, the contingent minimum return, the exchange rates, the stated maturity date, the determination date, the averaging dates and the weighting multipliers, as applicable, that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Underlier Without Averaging Dates

Examples for the Case Where a Knock-Out Event Occurs and the Notes are Not Called

If a knock-out event occurs during the applicable measurement period, the cash settlement amount will depend on whether the final underlier level is greater than, equal to or less than the initial underlier level. If the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the underlier return, subject to the cap level, if specified in the applicable pricing supplement. The underlier return is the percentage, if any, by which the final underlier level exceeds the initial underlier level. Accordingly, if a knock-out event occurs and the final underlier level is greater than the initial underlier level, the amount payable at maturity per each note will be as follows:

face amount of a note + (face amount × upside participation rate × underlier return)

If a knock-out event occurs during the applicable measurement period and the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the underlier return. Accordingly, if a knock-out event occurs and the final underlier level is less than or equal to the initial underlier level, the amount payable at maturity per each note will be as follows:

face amount of a note + (face amount of a note × underlier return)

The hypothetical examples presented below show how the amount payable on the notes is calculated when a knock-out event occurs and the notes are not automatically called, based on key terms and assumptions set forth below. In all cases where a knock-out event occurs, the contingent minimum return will not be applicable.

Example 1: The final underlier level is greater than the initial underlier level.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,780
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

Cash settlement amount	= $1,000 +	($1,000 × 130%	×	1,500 – 1,000)	=	$1,650
1,000

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,650. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the underlier level from the trade date to the determination date.

The table below reflects the key terms and assumptions above and illustrates the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$1,780	78.00%
200%	3,000	$1,000	$1,780	78.00%
150%	2,500	$1,000	$1,780	78.00%
100%	2,000	$1,000	$1,780	78.00%
75%	1,750	$1,000	$1,780	78.00%
60%	1,600	$1,000	$1,780	78.00%
50%	1,500	$1,000	$1,650	65.00%
25%	1,250	$1,000	$1,325	32.50%
20%	1,200	$1,000	$1,260	26.00%
10%	1,100	$1,000	$1,130	13.00%

Example 2: The final underlier level is less than the initial underlier level.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	800
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

Cash settlement amount	= $1,000 +	($1,000 ×	(800 – 1,000))	=	$800
1,000

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $800. Because the final underlier level is less than the initial underlier level, your return on the notes will be less than the amount you invested.

The table below illustrates the hypothetical return on each note for the specified final underlier levels that are less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
-10%	900	$1,000	$900	-10.00%
-20%	800	$1,000	$800	-20.00%
-30%	700	$1,000	$700	-30.00%
-50%	500	$1,000	$500	-50.00%
-60%	400	$1,000	$400	-60.00%
-70%	300	$1,000	$300	-70.00%
-80%	200	$1,000	$200	-80.00%
-90%	100	$1,000	$100	-90.00%
-100%	0	$1,000	$0	-100.00%

Examples for the Case Where the Notes are Automatically Called

If the notes are automatically called (i.e., the closing level of the underlier, the basket closing level or the lesser performing closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), on the applicable call payment date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the relevant call premium amount.

Example 3: The notes are automatically called on the first call observation date and the call premium amount applicable to each call observation date is the same

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical underlier level on the first call observation date:	1,150
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical call level applicable to all observation dates:	1,100
Hypothetical call premium amounts:
for the first call observation date:	10%
for the second call observation date:	10%
for the final call observation date:	10%

Cash settlement amount payable on the call payment date	= $1,000 + ($1,000 × 10%) = $1,100

In the example above, on the call payment date, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal $1,100. As the call premium amount applicable to each call observation date is the same, the amount you would receive on each applicable call payment date would be the same were the notes called on a different call observation date. In this example, because the hypothetical call premium is less than the underlier return, you would receive a cash settlement amount for your notes that would be less than you would have received had you invested directly in the underlier.

Example 4: The notes are automatically called on the first call observation date and the call premium amounts applicable to each call observation date are different

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical underlier level on the first call observation date:	1,150
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical call level applicable to all observation dates:	1,100
Hypothetical call premium amounts:
for the first call observation date:	10%
for the second call observation date:	15%
for the final call observation date:	20%

Cash settlement amount payable on the call payment date	= $1,000 + ($1,000 × 10%) = $1,100

In the example above, on the call payment date, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal $1,100. In this example, because the hypothetical call premium is less than the underlier return, you would receive a cash settlement amount for your notes that would be less than you would have received had you invested directly in the underlier.

Example 5: The notes are automatically called on the second call observation date and the call premium amounts applicable to each call observation date are different

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical underlier level on the first call observation date:	1,050
Hypothetical underlier level on the second call observation date:	1,150
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical call level applicable to all observation dates:	1,100
Hypothetical call premium amount:
for the first call observation date:	10%
for the second call observation date:	15%
for the final call observation date:	20%

Cash settlement amount payable on the call payment date	= $1,000 + ($1,000 × 15%) = $1,150

In the example above, on the call payment date, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal $1,150. In this example, because the hypothetical call premium is equal to the underlier return, you would receive a cash settlement amount for your notes that would be equal to the amount you would have received had you invested directly in the underlier.

Example 6: The notes are automatically called on the third call observation date and the call premium amounts applicable to each call observation date are different

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical underlier level on the first call observation date:	1,050
Hypothetical underlier level on the second call observation date:	1,075
Hypothetical underlier level on the third call observation date:	1,150
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical call level applicable to all observation dates:	1,100
Hypothetical call premium amount:
for the first call observation date:	10%
for the second call observation date:	15%
for the final call observation date:	20%

Cash settlement amount payable on the call payment date	= $1,000 + ($1,000 × 20%) = $1,200

In the example above, on the call payment date, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal $1,200. In this example, because the hypothetical call premium is greater than the underlier return, you would receive a cash settlement amount for your notes that would be greater than you would have received had you invested directly in the underlier.

Examples for the Case Where a Knock-Out Event Does Not Occur and a Contingent Minimum Return is Applicable and the Notes are Not Called

If a knock-out event does not occur during any measurement period and a contingent minimum return is applicable and the notes are not automatically called, on the stated maturity date for each of your notes if the final underlier level is greater than the initial underlier level, you will receive a cash settlement amount equal to the greater of (a) sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the underlier return, subject to the cap level, if applicable or (b) the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the contingent minimum return, which will be a percentage specified in the applicable pricing supplement. However, if the final underlier is less than or equal to the initial underlier level, you will receive a cash settlement amount equal to the greater of (a) sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the underlier return or (b) the sum of the face amount of your notes plus the product of (i) the face amount of each of your notes times (ii) the contingent minimum return. Thus, even if the final underlier level is equal to or less than the initial underlier level, you will receive a return on your notes equal to the contingent minimum return. Accordingly, if a knock-out event does not occur and your notes are not automatically called and the final underlier level is greater than the initial underlier level, the amount payable at maturity per each note will be the greater of:

face amount of a note + (face amount of a note × upside participation rate × underlier return), or face amount of a note + (face amount of a note × contingent minimum return)

Alternatively, if a knock-out event does not occur and your notes are not automatically called and the final underlier level is equal to or less than initial underlier level, the amount payable at maturity per each note will be the greater of:

face amount of a note + (face amount of a note × underlier return), or face amount of a note + (face amount of a note × contingent minimum return)

Example 7: The underlier return is less than the contingent minimum return.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	900
Hypothetical upside participation rate: Hypothetical contingent minimum return:	130 3	% %
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

Cash settlement amount calculated without regard	= $1,000 +	($1,000 ×	900 – 1,000)	=	$900
			1,000
to the contingent minimum return

Cash settlement amount calculated using the contingent minimum return	= $1,000 +	($1,000 × 3%) = $1,030

In the example above, since the underlier return of -10% is less than the contingent minimum return of 3%, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, calculated using the contingent minimum return, which will in turn equal $1,030.

Example 8: The underlier return is greater than the contingent minimum return.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,200
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

Cash settlement amount	= $1,000 +	($1,000 × 130%	×	1,200 – 1,000)	=	$1,260
1,000

In the example above, since the underlier return of 20% is greater than the contingent minimum return of 3%, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, calculated without regard to the contingent minimum return, which will in turn equal $1,260.

Example 9: The underlier return is greater than the contingent minimum return and a cap level applies.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	130%
Hypothetical maximum settlement amount: Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period	$1,390

Cash settlement amount calculated without regard to the	= $1,000 +	($1,000 × 130%	×	1,500 – 1,000)	=	$1,650
				1,000
cap level

Maximum settlement amount	= $1,000 +	($1,000 × 130%	×	1,300 – 1,000)	=	$1,390
				1,000

In the example above, the cash settlement amount calculated without regard to the cap level is greater than the maximum settlement amount. Therefore, the cash settlement amount will equal the maximum settlement amount, or $1,390. Because the final underlier level is greater than the cap level, the return on your notes is capped based on the maximum settlement amount.

An Example for the Case Where a Maturity Date Premium Amount is Specified and the Notes are Not Called

Example 10: The final underlier level is greater than the initial underlier level and the notes provide for a maturity date premium amount.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,100
Hypothetical upside participation rate:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical maturity date premium amount	16%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

Cash settlement amount = $1,000 + ($1,000 × 16%) = $1,160

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,160. Because the maturity date premium amount is greater than the percentage increase in the underlier, the return on your notes is greater than the rate of increase in the underlier level from the trade date to the determination date.

The table below reflects the key terms and assumptions above and illustrates the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$1,160	16.00%
200%	3,000	$1,000	$1,160	16.00%
150%	2,500	$1,000	$1,160	16.00%
100%	2,000	$1,000	$1,160	16.00%
75%	1,750	$1,000	$1,160	16.00%
60%	1,600	$1,000	$1,160	16.00%
50%	1,500	$1,000	$1,160	16.00%
25%	1,250	$1,000	$1,160	16.00%
20%	1,200	$1,000	$1,160	16.00%
10%	1,100	$1,000	$1,160	16.00%
0%	1,000	$1,000	$1,160	16.00%

An Example for the Case Where a Knock-Out Event Is Not Specified or Is Specified but Does Not Occur and a Buffer Level is Applicable and the Notes are Not Called

Example 11: The buffer level is applicable.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	900
Hypothetical buffer level:	800
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,600
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

Cash settlement amount	= $1,000

In the example above, since the final underlier level of 900 is greater than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal the $1,000 face amount.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	600
Hypothetical buffer level:	800
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,600
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

Buffer rate	=	1,000	=	125%
800

Cash settlement amount	= $1,000 +	($1,000 × 125%	×	(600 – 1,000	+	1,000 – 800))	=	$750
				1,000		1,000
If the applicable pricing supplement specifies a buffer rate of 100%,
Cash settlement amount	= $1,000 +	($1,000 × 100%	×	(600 – 1,000	+	1,000 – 800))	=	$800
				1,000		1,000

In the example above, since the final underlier level of 600 is less than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. The buffer amount will equal the quotient of (i) the initial underlier level of 1,000 minus the buffer level of 800 divided by (ii) the initial underlier level of 1,000, expressed as a percentage, or 20%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial underlier level of 1,000 divided by the buffer level of 800, or 125%, the cash settlement amount will equal $750. On the other hand, if the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $800.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical buffer level:	800
Hypothetical buffer rate:	125%
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,600
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

The table below reflects the key terms and assumptions above and illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 125% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at an accelerated rate when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes could be less than the face amount and could even be zero.

Hypothetical Percentage Return on the Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000.00	0.00%
-10%	900	$1,000	$1,000.00	0.00%
-20%	800	$1,000	$1,000.00	0.00%
-25%	750	$1,000	$ 937.50	-6.25%
-50%	500	$1,000	$ 625.00	-37.50%
-75%	250	$1,000	$ 312.50	-68.75%
-100%	0	$1,000	$ 0.00	-100.00%

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical buffer level:	800

Hypothetical buffer rate:	100%
Hypothetical upside participation rate:	130%
Hypothetical knock-out amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	160%
Hypothetical maximum settlement amount:	$1,600
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

The table below reflects the key terms and assumptions above and illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 100% on the hypothetical return on each note for the specified final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at the same rate as the rate of decrease in the final underlier level when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes will be at least 20% of the face amount of your notes regardless of the hypothetical percentage returns on the underlier.

Hypothetical Percentage Return on the Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000	0%
-10%	900	$1,000	$1,000	0%
-20%	800	$1,000	$1,000	0%
-25%	750	$1,000	$ 950	-5%
-50%	500	$1,000	$ 700	-30%
-75%	250	$1,000	$ 450	-55%
-100%	0	$1,000	$ 200	-80%

Charts Illustrating the Relationship of the Hypothetical Cash Settlement Amounts and the Hypothetical Final Underlier Levels When the Notes Are Not Called and a Knock-Out Event Occurs or Does Not Occur

The following charts are graphical illustrations of hypothetical cash settlement amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final underlier level (expressed as a percentage of the initial underlier level) were any of the hypothetical levels shown on the horizontal axis and whether a knock-out event occurs, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible cash settlement amounts and final underlier levels on the stated maturity date.

Chart 1: A knock-out event occurs, the upside participation rate is greater than 100% and no cap level is specified.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note on a leveraged basis (the section above the 100% marker on the vertical axis).

Chart 2:	A knock-out event does not occur during any measurement period; the upside participation rate is less than 100%, no cap level is specified and the contingent minimum return is 3%.

The chart above shows that any hypothetical final underlier level that is less than 103% of the initial underlier level (the section left of the 103% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to the face amount of a note plus the face amount of a note multiplied by the contingent minimum return of 3% (the line parallel to the horizontal axis that is left of the 103% marker on the horizontal axis). On the other hand, any hypothetical final underlier level that is greater than or equal to 103% of the initial underlier level (the section on and right of the 103% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 103% of the face amount of a note (the section on or above the 103% marker on the vertical axis). Since the upside participation rate is less than 100%, the rate of increase in the hypothetical cash settlement amounts will be less than the rate of increase in the final underlier levels.

Chart 3:	A knock-out event does not occur during any measurement period; the upside participation rate is equal to 100%, no cap level is specified and the contingent minimum return is 0%.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to the of the face amount of a note (the line parallel to the horizontal axis that is left of the 100% marker on the horizontal axis). On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the section above the 100% marker on the vertical axis). Since the upside participation rate equals 100%, the rate of increase in the hypothetical cash settlement amounts equals the rate of increase in the final underlier levels.

Notes Linked to a Basket of Underliers Without Averaging Dates

Examples for the Case Where a Knock-Out Event Occurs and the Notes are Not Called

If a knock-out event occurs during the applicable measurement period and the final basket level is greater than the initial basket level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the basket return, subject to the cap level, if applicable. If a knock-out event occurs during the applicable measurement period and the final basket level is less than or equal to the initial basket level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the basket return. The basket return is the percentage, if any, by which the final basket level exceeds the initial basket level. If the final basket level is less than or equal to the initial basket level, on the stated maturity date for each notes you will receive a cash settlement amount that is less than or equal to the face amount of each of your notes.

The tables under “— Notes Linked to a Single Underlier Without Averaging Dates” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the basket closing levels and for the case where the notes are automatically called. However, it is important to understand that the basket returns are based on the weighted returns of each underlier included in the basket, which can offset one another. The following examples assume an initial basket level of 100.

Example 12: A knock-out event occurs and all basket underliers have a positive return.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate: Hypothetical knock-out amount:	130 15	% %
Hypothetical contingent minimum return:	n/a
Hypothetical cap level: Hypothetical maximum settlement amount:	n/a n/a
Hypothetical basket level on each call observation date is less than the call level applicable to such call observation date

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier level × Weighting Multiplier
Underlier A	200	33.34%	0.1667	220	10%	36.674
Underlier B	800	33.36%	0.0417	880	10%	36.696
Underlier C	1500	33.30%	0.0222	1650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%

The final basket level is the sum of the products, as calculated for each basket underlier, of the applicable final underlier level times the corresponding weighting multiplier. The basket return is the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. However, assuming that a knock-out event has occurred during the applicable measurement period, the cash settlement amount is calculated as follows:

Cash settlement amount =  $1,000     +  ($1,000      ×   130%     ×   10%) =  $1,130

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount or $1,130.

Examples for the Case Where a Knock-Out Event Does Not Occur and a Contingent Minimum Return is Applicable and the Notes are Not Called

Example 13: A knock-out event does not occur during any measurement period and a contingent minimum return is applicable and mixed returns of basket underliers are applicable.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate: Hypothetical contingent minimum return:	100 3	% %
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical basket level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest weighting percentage in the basket.

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	50%	0.25000	120	-40.00%	30.00
Underlier B	800	25%	0.03125	840	5.00%	26.25
Underlier C	1500	25%	0.01667	1600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	-17.08%

Cash settlement amount calculated without regard to contingent minimum return	= $1,000 + ($1,000 × (– 17.08%)) = $829.20

Cash settlement amount calculated using contingent minimum return	= $1,000 + ($1,000 × 3% ) = $1,030

In the example above, even though the final basket level of 82.92 is less than the initial basket level of 100, since a knock-out event did not occur during the measurement period and a contingent minimum return applies, the amount payable at maturity per $1,000 face amount will equal the $1,000 face amount multiplied by the contingent minimum return, which is an amount equal to $1,030.

To see how a cap level or averaging dates affects the calculation of the amount payable at maturity for notes linked to a basket of underliers, please refer to the relevant examples described in “— Notes Linked to a Single Underlier Without Averaging Dates” above and “— Notes With Averaging Dates” below, respectively, which would also apply to notes linked to a basket of underliers.

An Example for the Case Where a Maturity Date Premium Amount is Specified and the Notes are Not Called

Example 14: The notes are not called and the final basket level is greater than or equal to the initial basket.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate:	n/a
Hypothetical maturity date premium amount	16%
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date

Basket Underlier	Hypothet ical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier level × Weighting Multiplier
Underlier A	200	33.34%	0.1667	220	10%	36.674
Underlier B	800	33.36%	0.0417	880	10%	36.696
Underlier C	1500	33.30%	0.0222	1650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%

The final basket level is the sum of the products, as calculated for each basket underlier, of the applicable final underlier level times the corresponding weighting multiplier. The basket return is the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. However, assuming that a maturity date premium amount is provided, the cash settlement amount is calculated as follows:

Cash settlement amount  =  $1,000 + ($1,000 × 16%)  =  $1,160

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,160. Because the maturity date premium amount is greater than the basket return, the return on your notes is greater than the rate of increase in the basket level from the trade date to the determination date.

Notes Linked to Lesser Performing Underliers Without Averaging Dates

Examples for the Case Where a Knock-Out Event Does Not Occur and the Notes are Not Called

If a knock-out event does not occur during any measurement period and the final lesser performing level is greater than the initial lesser performing level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the lesser performing return, subject to the contingent minimum return, if applicable, and the cap level, if applicable. If a knock-out event does not occur during any measurement period and the final lesser performing level is less than or equal to the initial lesser performing level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the lesser performing return, subject to the contingent minimum return, if applicable. The lesser performing return is the percentage, if any, by which the final lesser performing level exceeds the initial lesser performing level of the underlier with the lowest lesser performing performance. If the final lesser performing level is less than or equal to the initial lesser performing level, on the stated maturity date for each notes you will receive a cash settlement amount that is less than or equal to the face amount of each of your notes, subject to the contingent minimum return, if applicable.

The tables under “— Notes Linked to a Single Underlier Without Averaging Dates” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the lesser performing closing levels and for the case where the notes are automatically called or a knock-out event occurs. However, it is important to understand that the lesser performing returns are based on the closing level of the lowest performing lesser performing underlier.

Example 15:  A knock-out event does not occur during any measurement period.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical upside participation rate:	100%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical lesser performing level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, a knock-out event has not occurred and two of the three lesser performing underliers have a positive lesser performing underlier return, but these positive returns are negated by the negative return of the lowest performing underlier.

Lesser Performing underliers	Hypo- thetical Initial Underlier Level of Each Lesser Performing Underlier	Hypothetical Final Underlier Level of Each Lesser Performing Underlier	Hypothetical Underlier Return
Underlier A	200	120	-40.00%
Underlier B	800	840	5.00%
Underlier C	1,500	1,600	6.67%
		Final Lesser Performing Level:	120
		Lesser Performing Return:	-40.00%

Because Underlier A is the lesser performing underlier with the lowest lesser performing underlier performance, the lesser performing return in this example is -40.00%. The amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Cash settlement amount	= $1,000 + ($1,000 × (– 40.00% )) = $600

Examples for the Case Where a Knock-Out Event Does Not Occur and a Contingent Minimum Return is Applicable and the Notes are Not Called

  Example 16: A knock-out event does not occur and a contingent minimum return is applicable.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical upside participation rate: Hypothetical contingent minimum return:	100 3	% %
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical lesser performing level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, two of the three lesser performing underliers have a positive underlier return, but these positive returns are negated by a negative return of the lesser performing underlier with the lowest lesser performing underlier performance.

Lesser Performing Underlier	Hypo- thetical Initial Underlier Level of Each Lesser Performing Underlier	Hypothetical Final Underlier Level of Each Lesser Performing Underlier	Hypothetical Underlier Return
Underlier A	200	120	-40.00%
Underlier B	800	840	5.00%
Underlier C	1,500	1,600	6.67%
		Final Lesser Performing Level:	120
		Lesser Performing Return:	-40.00%

Cash settlement amount calculated without regard to contingent minimum return	= $1,000 + ($1,000 × (– 40.00% )) = $600

Cash settlement amount calculated using contingent minimum return	= $1,000 + ($1,000 × 3% ) = $1,030

In the example above, even though the lesser performing return is -40.00%, since a knock-out event did not occur during the measurement period and a contingent minimum return applies, the amount payable at maturity per $1,000 face amount will equal the $1,000 face amount plus $1,000 multiplied by the contingent minimum return, which is an amount equal to $1,030.

To see how a cap level or averaging dates affect the calculation of the amount payable at maturity for notes linked to the lesser performing two or more underliers, please refer to the relevant examples described in “—Notes Linked to a Single Underlier Without Averaging Dates” above and “— Notes With Averaging Dates” below, respectively, which would also apply to notes linked to the lesser performing two or more underliers.

An Example for the Case Where a Maturity Date Premium Amount is Specified and the Notes are Not Called

Example 17: The notes are not called and the final lesser performing level is greater than or equal to the initial lesser performing level.

Key Terms and Assumptions

Face amount of a note:	$1,000

Hypothetical upside participation rate:	n/a
Hypothetical maturity date premium amount	16%
Hypothetical lesser performing level on each call observation date is less than the call level applicable to such call observation date

Lesser Performing Underliers	Hypo- thetical Initial Underlier Level of Each Lesser Performing Underlier	Hypothetical Final Underlier Level of Each Lesser Performing Underlier	Hypothetical Underlier Return
Underlier A	200	220	10.00%
Underlier B	800	960	20.00%
Underlier C	1,500	1,770	18.00%
		Final Lesser Performing Level:	220
		Lesser Performing Return:	10.00%

Because Underlier A is the lesser performing underlier with the lowest underlier performance, the lesser performing return in this example is 10.00%. The amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Cash settlement amount  =  $1,000 + ($1,000 × 16%)   = $1,160

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,160. Because the maturity date premium amount is greater than the lesser performing return, the return on your notes is greater than the lowest underlier performance from the trade date to the determination date.

The table under “— Notes Linked to a Single Underlier Without Averaging Dates — An Example for the Case Where a Maturity Date Premium Amount is Specified and the Notes are Not Called” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the lesser performing closing levels. However, it is important to understand that the lesser performing returns are based on the closing level of the lowest performing of the lesser performing underliers.

Notes Linked to Underliers Denominated in Non-U.S. Dollars

Examples for the Case Where a Knock-Out Event Does Not Occur and the Notes are Not Called

If your notes are linked to an underlier, basket underlier or lesser performing underlier denominated in non-U.S. dollars and if specified in the applicable pricing supplement, the closing level of such underlier, basket underlier or lesser performing underlier will be converted into U.S. dollars using the exchange rate specified in the applicable pricing supplement.

Example 18: A knock-out event does not occur; all basket underliers have positive returns and all underlying currencies remain constant versus the U.S. dollar.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical upside participation rate: Hypothetical contingent minimum return:	130% 3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, the closing level of each basket underlier on the determination date is greater than the closing level of such basket underlier on the trade date. Because the exchange rates for each basket underlier on the trade date and the determination date are equal, these positive returns are not adjusted to reflect any change in the underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on the Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on the Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	1	400	100%	40
Underlier B	800	1	40.00%	0.05	1,600	1	1,600	100%	80
Underlier C	1,600	1	40.00%	0.025	3,200	1	3,200	100%	80
								Initial Basket Level	100
								Final Basket Level	200
								Basket Return	100%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier. Because the exchange rate for each basket underlier on the trade date and the determination date are equal, the return on the notes will not be affected by converting the underlier level into U.S. dollars.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 200. The basket return will be calculated as the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level. The basket return in this example is 100%. Assuming that there is no cap level and that the upside participation rate is 130%, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Cash settlement amount	= $1,000 + ($1,000 × 130% × 100% ) = $2,300

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $2,300. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the basket closing level from the trade date to the determination date.

Example 19: A knock-out event does not occur; all basket underliers have positive returns but are offset by declines in the U.S. dollar value of the underlying currencies.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

In the table below, which reflects the key terms and assumptions above, the closing level of each basket underlier on the determination date is greater than its closing level on the trade date, but these positive returns are offset by a decline in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on the Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on the Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	0.5	200	0%	20
Underlier B	800	1	40.00%	0.05	1,600	0.5	800	0%	40
Underlier C	1,600	1	40.00%	0.025	3,200	0.5	1,600	0%	40
								Initial Basket Level	100
								Final Basket Level	100
								Basket Return	0%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier. Because the decline in the value of the currencies in which the underliers are denominated against the U.S. dollar offsets the increase in the closing levels of the basket underliers, the cash settlement amount will be equal to the face amount of the note.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 100. The basket return will be calculated as the quotient of (i) the final basket level of 100 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

Basket return	=	100 – 100	=	0%
100

The 0% basket return will then be used to calculate the cash settlement amount as follows:

Cash settlement amount       =    $1,000    +  ($1,000    × 130%    x 0% )     =    $1,000

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the face amount of the note, or $1,000, even though the level of each basket underlier increased greatly over the life of the notes.

Notes With Averaging Dates

Examples for the Case Where a Knock-Out Event Does Not Occur and the Notes are Not Called

In the case of notes with averaging dates, the cash settlement amount, if any, will be based on the final underlier, basket or lesser performing level, which will equal the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier, basket or lesser performing closing levels on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlier, basket of underliers or lesser performing of two or more underliers may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible cash settlement amounts on the stated maturity date. The examples of the hypothetical cash settlement amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlier, basket underliers, or lesser performing of two or more underliers over such period on the amount payable to you at maturity. However, the underlier, basket of underliers or lesser performing of two or more underliers may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 20: A knock-out event does not occur and four averaging dates are specified.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate:	110%
Hypothetical knock-out amount:	30%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
Hypothetical underlier level on each call observation date is less than the call level applicable to such call observation date Knock out event does not occur during any measurement period

The following four cases illustrate the amount payable at maturity on each note for a range of closing levels of an underlier, basket or lesser performing closing levels in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the cash settlement amount on the final underlier, basket or lesser performing level as determined over the averaging dates, assuming a face amount of $1,000, a hypothetical initial underlier, basket or lesser performing level of 100, and a hypothetical upside participation rate of 110%.

	Case 1	Case 2	Case 3	Case 4
	Closing Level	Closing Level	Closing Level	Closing Level
1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Last Averaging Date	160	80	100	125
Hypothetical Final Underlier/Basket/Lesser Performing Level	145.00	95.00	122.50	98.75
Hypothetical Upside Participation Rate	110.00%	110.00%	110.00%	110.00%
Amount Payable at Maturity on a $1,000 Face Amount	$1,495.00	$950.00	$1,247.50	$987.50

●

In Case 1, the underlier, basket or lesser performing closing levels increase on each averaging date but, due to the averaging of the closing levels over the averaging dates, the final underlier, basket or lesser performing level of 145 is lower than the closing level of 160 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,495.00. The return on the notes at maturity represents a 49.50% increase above the $1,000 face amount, which is less than the simple underlier, basket or lesser performing return of 60% over the life of the notes.

●	In Case 2, the underlier, basket or lesser performing closing levels decrease on each averaging date. The averaging of the closing levels over the averaging dates results in a final underlier, basket or lesser performing level of 95, which is higher than the closing level of 80 on the last averaging date. Because the final underlier, basket or lesser performing level is less than the initial underlier/basket level of 100, the investor receives a cash settlement amount of $950.00.

●	In Case 3, the underlier, basket or lesser performing closing levels reach a high of 140 on the second averaging date and decline on subsequent averaging dates. At maturity, the final underlier, basket or lesser performing level of 122.50 is higher than the closing level of 100 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,247.50. The return on the notes at maturity represents a 24.75% increase above the $1,000 face amount, even though the simple underlier, basket or lesser performing return over the life of the notes is 0%.

●	In Case 4, the underlier, basket or lesser performing closing levels decline on each of the first three averaging dates to a low of 85 and increase on the last averaging date. The final underlier, basket or lesser performing level of 98.75 is less than the closing level of 125.00 on the last averaging date. Because the final underlier, basket or lesser performing level is less than the initial underlier, basket or lesser performing level, the cash settlement amount equals $987.50. Although the simple underlier, basket or lesser performing return over the life of the notes is 25%, the investor will receive less than the $1,000 face amount for each note at maturity.

We cannot predict the actual final underlier level(s) or final basket level(s) for your notes or whether a knock-out event will occur, nor can we predict the relationship between the underlier, basket or lesser performing level and the market value of your notes at any time prior to the stated maturity date. Furthermore, we cannot predict the actual currency exchange rate(s) (if applicable) with respect to any underlier, on any trading day, the determination date or on any averaging date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on various terms we will set in the applicable pricing supplement and the actual final underlier level, final basket level or final lesser performing underlier level (and exchange rate(s), if applicable) determined by the calculation agent as described above (and, in the case of the rate of return, the price at which you purchase your notes). Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash, if any, to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO THE UNDERLIER-LINKED AUTOCALLABLE NOTES

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable general terms supplement, the accompanying prospectus supplement dated February 26, 2015 and the accompanying prospectus dated February 26, 2015. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., the stocks comprising the equity indices or exchange traded funds to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. Our cash payment on your notes on the stated maturity date will be based on whether your notes have been called, whether a knock-out event has occurred, if specified in the applicable pricing supplement, and on the performance of the applicable underlier, basket of underliers or lesser performing underliers on the determination date or each of the averaging dates, as applicable, over their level on the trade date. If the applicable pricing supplement specifies a buffer level, and if the final index, basket or lesser performing level is less than the buffer level, then you will lose the buffer rate times 1% of the face amount of each of your notes for every 1% negative underlier basket or lesser performing return below such return at the buffer level. Therefore, in this case, you will lose more than 1% for every 1% negative underlier, basket or lesser performing return below the underlier basket or lesser performing return at the buffer level unless the applicable pricing supplement specifies a buffer rate of 100%. On the other hand, if the applicable pricing supplement does not specify a buffer level or if a knock-out event occurs, and if the final underlier, basket or lesser performing level is less than the initial underlier, basket or lesser performing level, then you will lose 1% of the face amount of each of your notes for every 1% negative underlier, basket or lesser performing return, subject to the contingent minimum return, if applicable. Thus, unless the applicable pricing supplement specifies a buffer rate of 100%, you may lose your entire investment in the notes, subject to the contingent minimum return, if applicable. Even if the applicable pricing supplement specifies a buffer rate of 100%, you may lose your entire investment in the notes if a knock-out event occurs.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

If a Knock-Out Event Occurs and the Final Underlier, Basket or Lesser Performing Level is

Less Than the Initial Underlier, Basket or Lesser Performing Level, You Will Be Exposed to Any

Depreciation of the Underlier, Basket of Underliers or Lesser Performing Underliers

If your notes are not automatically called and are subject to a knock-out event and a knock-out event occurs, (i.e., the level of the underlier, the level of the basket, the lesser performing level, the closing level of the underlier, the basket closing level or the lesser performing closing level, as applicable, has declined, as applicable, as compared to the initial underlier, basket or lesser performing level, as applicable, by more than the knock-out amount applicable to the measurement period during the applicable measurement period), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier, basket of underliers or lesser performing underliers, as applicable. In such a case, if the final underlier, basket or lesser performing level is greater than the initial underlier, basket or lesser performing level, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier, basket or lesser performing return. In this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier, basket or lesser performing level is less than or equal to the initial underlier, basket or lesser performing level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier, basket or lesser performing return. In this case, because the underlier, basket or lesser performing return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes and the cash settlement amount could even be zero. If a knock-out event occurs, you will not receive the benefit of any buffer level or contingent minimum return specified by your notes.

The Potential to Receive Any Contingent Minimum Return Will Terminate

If a Knock-Out Event Occurs

If your notes are not automatically called and are subject to a knock-out event and a knock-out event occurs during any measurement period, (i.e., the level of the underlier, the level of the basket, the lesser performing level, the closing level of the underlier, the basket closing level or the lesser performing closing level, as applicable, has declined, as applicable, as compared to the initial underlier, basket or lesser performing level, as applicable, by more than the knock-out amount during the applicable measurement period), you will not be entitled to the protection provided by the contingent minimum return, if any, specified in the applicable pricing supplement. Under these circumstances, you will be fully exposed to any depreciation of the underlier, basket or lesser performing underliers and you may lose some or all of your investment in the notes.

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade

Date (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Will Be

Less Than the Original Issue Price Of Your Notes

The original issue price for your notes will exceed the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to Goldman, Sachs & Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth on the cover of the applicable pricing supplement; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. If specified in the applicable pricing supplement, the price at which Goldman, Sachs & Co. would initially buy or sell your notes (if Goldman, Sachs & Co. makes a market, which it is not obligated to do), and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise, will also exceed the estimated value of your notes as determined by reference to these models. If specified in the applicable pricing supplement, as agreed by Goldman, Sachs & Co. and the distribution participants, the amount of this excess will decline on a straight line basis over the period from the date thereof through the applicable date set forth on the cover of the applicable pricing supplement. Thereafter, if Goldman, Sachs & Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which Goldman, Sachs & Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed on the front cover of the applicable pricing supplement, Goldman, Sachs & Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to Goldman, Sachs & Co. and the amounts Goldman, Sachs & Co. pays to us in connection with your notes. We pay to Goldman, Sachs

& Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, Goldman, Sachs & Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that Goldman, Sachs & Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to Goldman, Sachs & Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and, if applicable, subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes at any price and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

Your Notes Are Subject to Redemption

We will automatically call and redeem all, but not part, of your notes on the call payment date or dates, which will be specified in the applicable pricing supplement, if the underlier closing level, basket closing level or lesser performing closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call observation date, which will be specified in the applicable pricing supplement. See the applicable general terms supplement for more information.

If your notes are redeemed, the cash settlement amount you will receive may not be as large as the cash settlement amount and any coupons you would otherwise have received upon the maturity of your notes. Further, if your notes are redeemed on a call payment date prior to the maturity date, you may not be able to reinvest the cash settlement amount at a comparable return for a similar level of risk.

The Potential for the Value of Your Notes to Increase May Be Limited

If the applicable pricing supplement specifies that your notes are subject to a cap level or that your notes are subject to the maturity date premium amount, your ability to participate in any change in the value of the underlier, basket of underliers or lesser performing underliers over the life of the notes will be limited. If so specified, the maximum settlement amount or maturity date premium amount, as applicable, will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the underlier, basket of underliers or lesser performing underliers, as applicable, may rise beyond the cap level or maturity date premium amount over the life of the notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlier, basket of underliers or lesser performing underliers.

In addition, if the upside participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final underlier, basket or lesser performing level exceeds the initial underlier, basket or lesser performing level, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlier, basket of underliers or lesser performing underliers. This is because an upside participation rate of less than 100% will have the effect of reducing your participation in any positive underlier, basket or lesser performing returns. If the upside participation rate is zero, you will not participate in any positive underlier, basket or lesser performing return.

In addition, if your notes are automatically called, the call premium amount could also be less than the amount of any underlier, basket or lesser performing return. See “— Your Notes Are Subject to Redemption” above.

Your Notes May Not Have an Active Trading Market

We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

●	the volatility — i.e., the frequency and magnitude of changes — of the levels of the underlier, basket of underliers or lesser performing underliers;

●	whether your notes are linked to a single underlier, a basket of underliers or the lesser performing of two or more underliers;

●	the level of the underlier or underliers to which your notes are linked, the call level(s) and whether your notes are automatically called, the call premium, the knock-out amount(s), whether a knock-out event occurs, the upside participation rate, the weighting multiplier, the cap level, the maturity date premium amount, the amount of any coupon and the contingent minimum return, as applicable;

●	the dividend rates of the stocks underlying the underlier, basket underliers or lesser performing underliers;

●	economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the underlier, basket underliers or lesser performing underliers, and which may affect the underlier, basket or lesser performing closing level;

●	interest rates and yield rates in the market;

●	the time remaining until your notes mature; and

●	our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc., or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable underlier, basket of underliers or lesser performing underliers based on their historical performance.

If the Levels of the Underlier or Underliers Change, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the underlier, basket of underliers or lesser performing underliers. Changes in the levels of the underlier, basket of underliers or lesser performing underliers may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Amount Payable on Your Notes May Be Linked to the Closing Levels of the Underlier or Underliers on a Specified Number of Averaging Dates

If specified in the applicable pricing supplement, the underlier, basket or lesser performing return will be based on the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier, basket or lesser performing closing levels, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the underlier, basket of underliers or lesser performing underliers over the life of your notes. For example, if the closing level of a particular underlier dramatically surged on the last of five averaging dates (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had the amount payable been linked only to the closing level of the underlier on that last averaging date.

If Your Notes Are Linked to the Lesser Performing of Two or More Underliers, the Lower Performance of One Lesser Performing Underlier Will Negate an Increase in the Other Lesser Performing Underliers

Your notes may be linked to the performance of the lesser performing two or more underliers. The closing level for your notes will equal the lowest of the closing levels of the lesser performing underliers specified in the applicable pricing supplement. As a result, only the closing level of the lesser performing underlier will have an effect on the return on your notes and you will not benefit from any return on the other lesser performing underliers.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below. Pursuant to the terms of the notes, GS Finance Corp. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize each of your notes for all purposes as a pre-paid derivative contract (which is an income-bearing pre-paid derivative contract if the notes bear a coupon) in respect of the underlier, basket of underliers, or lesser performing two or more underliers, as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss you recognize upon the sale, exchange, redemption or maturity of your notes (excluding amounts attributable to coupon payments) as capital gain or loss in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in “Supplemental Discussion of Federal Income Tax Consequences” on page S-73 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007, that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no coupon payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 17 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this product supplement no. 17 called “Supplemental Discussion of Federal Income Tax Consequences”.

You are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the underlier-linked autocallable notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the underlier-linked autocallable notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the underlier-linked autocallable notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

GENERAL TERMS OF THE UNDERLIER-LINKED AUTOCALLABLE NOTES

In addition to the terms described on pages S-1 through S-22 of this product supplement no. 17, the following general terms will apply to the underlier-linked autocallable notes:

Underlier, Basket Underlier, Lesser Performing Underlier, Underlier Sponsor and Underlier Stocks

In this product supplement no. 17, when we refer to an underlier, we mean an individual index or an individual exchange traded fund, as specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable general terms supplement. When we refer to a basket underlier, we mean the applicable underlier included in the basket specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable general terms supplement. When we refer to a lesser performing underlier, we mean the applicable underlier, included in the set of lesser performing underliers, specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable general terms supplement. When we refer to an underlier sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable underlier as then in effect, if applicable. When we refer to the underlier stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable underlier, basket underlier or lesser performing underlier or any constituent underlier of such underlier, basket underlier or lesser performing underlier, as then in effect, after giving effect to any additions, deletions or substitutions. If applicable, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component indices that may comprise the applicable underlier as then in effect, after giving effect to any additions, deletions or substitutions.

Redemption of Your Notes

We will automatically call and redeem all, but not part, of your notes on the call payment date or dates, which will be specified in the applicable pricing supplement, if the underlier closing level, basket closing level or lesser performing closing level, as applicable, on the applicable call observation date is greater than or equal to the call level applicable to such call observation date, which will be specified in the applicable pricing supplement.

If the notes are automatically called, the cash settlement amount will be, as described below, an amount in cash equal to the product of the face amount of each of your notes times the call premium amount, which will be zero or a positive percentage specified in the applicable pricing supplement, applicable to the relevant call observation date, in addition to any accrued and unpaid coupon payments.

Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable

If your notes have been automatically called, on the applicable call payment date, we will exchange each of your notes for the cash settlement amount, subject to any adjustments or modifications as described below. If your notes have not been automatically called, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes Subject to a Knock-Out

This subsection entitled “— Cash Settlement Amount for Notes Subject to a Knock-Out” is applicable to your notes if the applicable pricing supplement specifies a knock-out event for your notes. If the applicable pricing supplement so provides, the knock-out event will be defined as occurring if the level of the underlier, the basket level, the lesser performing level, the closing level of the underlier, the basket closing level or the lesser performing closing level, as applicable, has declined, as compared to the initial underlier, basket or lesser performing level, as applicable, by more than the knock-out amount applicable to the applicable measurement period. As described below, if a knock-out event is specified and a knock-out event occurs, you will not receive the benefit of any buffer level or contingent minimum return specified by your notes.

Notes Linked to a Single Underlier. If the notes are automatically called (i.e., the closing level of the underlier on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and a knock-out event occurs and the final underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the underlier return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Single Underlier” below. In this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier return. In this case, because the underlier return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes, and the cash settlement amount could even be zero.

If the notes are not automatically called and a knock-out event does not occur and the final underlier is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the underlier return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Single Underlier” and under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to a Single Underlier” below. Since the applicable underlier return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and a knock-out event does not occur and the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount plus the product of the face amount of each of your notes times the underlier return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level — Notes Linked to a Single Underlier” or under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to a Single Underlier”. Since the applicable underlier return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

●	The knock-out amount for each measurement period will be specified in the applicable pricing supplement.

●

A knock-out event will occur if, unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the level of the underlier has declined, as compared to the initial underlier level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the closing level has declined, as compared to the initial underlier level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period.

●	The upside participation rate will be zero or a positive percentage, as specified in the applicable pricing supplement.

●	The underlier return will equal the quotient of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.

●	The final underlier level will equal the closing level of the underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, subject to adjustments as described in the applicable general terms supplement and, if applicable, “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

●	The initial underlier level will be specified in the applicable pricing supplement.

●	The measurement period will be specified in the applicable pricing supplement.

●	Each call premium amount will be zero or a positive percentage for a given call observation date and will be specified in the applicable pricing supplement.

●	The call observation dates will be specified in the applicable pricing supplement.

●	The call payment dates will be specified in the applicable pricing supplement.

●	The call levels applicable to each call observation date will be specified in the applicable pricing supplement.

●	The closing level, unless otherwise specified in the applicable pricing supplement, on any given trading day will equal the closing level for such underlier on such trading day, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

Notes Linked to a Basket of Underliers. If the notes are automatically called (i.e., the basket closing level on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and a knock-out event occurs and the final basket level is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the basket return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Basket of Underliers” below. In this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final basket level is less than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the basket return. In this case, because the basket return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes.

If the notes are not automatically called and a knock-out event does not occur and the final basket is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the basket return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Basket of Underliers” and under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to a Basket of Underliers” below. Since the applicable basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and a knock-out event does not occur and the final basket level is less than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the basket return, subject adjustment as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level — Notes Linked to a Basket of Underliers” or under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to a Basket of Underliers”. Since the applicable basket return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

●	The knock-out amount for each measurement period will be specified in the applicable pricing supplement.

●	A knock-out event will occur if, unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the basket level has declined, as compared to the initial basket level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the basket closing level has declined, as compared to the initial basket level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period.

●	The basket return will equal the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.

●	The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, subject to adjustments as described in the applicable general terms supplement.

●	The basket closing level on any given trading day will equal the sum of the products, as calculated for each basket underlier, of the closing level for such basket underlier on such trading day multiplied by its respective weighting multiplier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

●	A basket underlier refers to any underlier in the specified basket of underliers.

●	A weighting multiplier for a basket underlier is a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier, as set forth in the applicable pricing supplement for your notes, subject to adjustment as described in the applicable general terms supplement.

●	The weighting percentage for each basket underlier will be the applicable percentage weight within the basket provided for such basket underlier as specified in the applicable pricing supplement. The sum of the weighting percentages for all of the basket underliers will be 100%.

●	The upside participation rate will be zero or a positive percentage, as specified in the applicable pricing supplement.

●	The call premium amount will be zero or a positive percentage for a given call observation date and will be specified in the applicable pricing supplement.

●	The call observation dates will be specified in the applicable pricing supplement.

●	The call payment dates will be specified in the applicable pricing supplement.

●	The call levels applicable to each call observation date will be specified in the applicable pricing supplement.

●	The initial basket level will be specified in the applicable pricing supplement.

●	The measurement period will be specified in the applicable pricing supplement.

Notes Linked to the Lesser Performing of Two or More Underliers. If the notes are automatically called (i.e., the lesser performing closing level on the applicable call observation date is greater than or equal to the call level applicable to such lesser performing underlier on such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus an additional amount equal to the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and a knock-out event occurs and the final lesser performing level is greater than the initial lesser performing level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the lesser performing return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to the Lesser Performing of Two or More Underliers” below. In this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final lesser performing level is less than or equal to the initial lesser performing level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the lesser performing return. In this case, because the lesser performing return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes and the cash settlement amount could even be zero.

If the notes are not automatically called and a knock-out event does not occur and the final lesser performing level is greater than the initial lesser performing level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the lesser performing return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to the Lesser Performing of Two or More Underliers” and under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to the Lesser Performing of Two or More Underliers” below. Since the applicable lesser performing return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and a knock-out event does not occur and the final lesser performing level is less than or equal to the initial lesser performing level, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the lesser performing return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level — Notes Linked to the Lesser Performing of Two or More Underliers” or under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to the Lesser Performing of Two or More Underliers”. Since the applicable lesser performing return will be zero or a negative percentage in this case, the cash settlement amount will be equal to or less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

●	The knock-out amount for each measurement period will be specified in the applicable pricing supplement.

●	A knock-out event will occur if, unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the lesser performing level has declined, as compared to the initial lesser performing level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period and (b) for notes with closing level monitoring, the lesser performing closing level has declined, as compared to the initial lesser performing level, by more than the knock-out amount applicable to such measurement period during the applicable measurement period.

●	The lesser performing return will equal the quotient of (i) the final lesser performing level minus the initial lesser performing level divided by (ii) the initial lesser performing level, expressed as a percentage.

●	The final lesser performing underlier level for each lesser performing underlier will be the lesser performing underlier closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the lesser performing underlier closing levels on each of the specified averaging dates, subject to adjustments as described in the applicable general terms supplement and, if applicable, “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

●	The final lesser performing level will be the final lesser performing underlier level for the lesser performing underlier with the lowest underlier performance at closing on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, for the lesser performing underlier with the lowest underlier performance based on the arithmetic average of the lesser performing underlier closing levels on each of the specified averaging dates, as determined by the calculation agent.

●	The underlier performance for each lesser performing underlier, for any given time on any given trading day, will be the result of (i) the lesser performing underlier level minus the initial lesser performing underlier level divided by (ii) the initial lesser performing underlier level, expressed as a percentage.

●	The initial lesser performing underlier level for each lesser performing underlier will be specified in the applicable pricing supplement.

●	The initial lesser performing level will be the initial lesser performing underlier level for the lesser performing underlier with the lowest underlier performance, as determined by the calculation agent.

●

The lesser performing underlier closing level will be, for each lesser performing underlier, unless otherwise specified in the applicable pricing supplement, on any given trading day, the closing level on such trading day of such lesser performing underlier, as determined by the calculation agent, subject to adjustment, if applicable, as described under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

●	The lesser performing closing level, unless otherwise specified in the applicable pricing supplement, on any given trading day at the close of such day will equal the closing level on such trading day of the underlier with the lowest lesser performing underlier performance, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

●	The lesser performing underlier level will be, for each lesser performing underlier, unless otherwise specified in the applicable pricing supplement, for any given time on any given trading day, the level at such time on such trading day of such lesser performing underlier, subject to adjustment, if applicable, as described under “—Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

●	The lesser performing level, unless otherwise specified in the applicable pricing supplement, on any given trading day and at any given time will be the lesser performing underlier level of the lesser performing underlier with the lowest underlier performance, as determined by the calculation agent.

●	Each call premium amount will be zero or a positive percentage for a given call observation date and will be specified in the applicable pricing supplement.

●	The call observation dates will be specified in the applicable pricing supplement.

●	The call payment dates will be specified in the applicable pricing supplement.

●	The call levels applicable to each call observation date will be specified in the applicable pricing supplement.

●	The measurement period will be specified in the applicable pricing supplement.

Cash Settlement Amount for Notes Not Subject to a Knock-Out

This subsection entitled “— Cash Settlement Amount for Notes Not Subject to a Knock-Out” is applicable to your notes if the applicable pricing supplement does not specify a knock-out event for your notes.

Notes Linked to a Single Underlier. If the notes are automatically called (i.e., the closing level of the underlier on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date. If the notes are not automatically called and the final underlier is greater than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the underlier return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Single Underlier”, under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to a Single Underlier” and “— Cash Settlement Amount for Notes Subject to the Maturity Date Premium Amount — Notes Linked to a Single Underlier” below. If the applicable underlier return is a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and the final underlier level is less than the initial underlier level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level — Notes Linked to a Single Underlier” or under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to a Single Underlier”. Since the applicable underlier return will be a negative percentage in this case, the cash settlement amount will be less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

Notes Linked to a Basket of Underliers. If the notes are automatically called (i.e., the basket closing level on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the basket return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Basket of Underliers”, “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to a Basket of Underliers” and “— Cash Settlement Amount for Notes Subject to the Maturity Date Premium Amount — Notes Linked to a Basket of Underliers” below. If the applicable basket return is a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and the final basket level is less than the initial basket level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the basket return, subject adjustment as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level — Notes Linked to a Basket of Underliers” or under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to a Basket of Underliers” below. Since the applicable basket return will be a negative percentage in this case, the cash settlement amount will be less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

Notes Linked to the Lesser Performing of Two or More Underliers. If the notes are automatically called (i.e., the lesser performing closing level on the applicable call observation date is greater than or equal to the call level applicable to such call payment date), the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount of each of your notes times the call premium amount applicable to the relevant call observation date.

If the notes are not automatically called and the final lesser performing level is greater than or equal to the initial lesser performing level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the lesser performing return, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to the Lesser Performing of Two or More Underliers”, “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to the Lesser Performing of Two or More Underliers” or “— Cash Settlement Amount for Notes Subject to the Maturity Date Premium Amount — Notes Linked to the Lesser Performing of Two or More Underliers” below. If the applicable lesser performing return is a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes.

If the notes are not automatically called and the final lesser performing level is less than the initial lesser performing level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes plus the product of the face amount of each of your notes times the lesser performing return, subject adjustment as described under “— Cash Settlement Amount for Notes Subject to a Buffer Level — Notes Linked to the Lesser Performing of Two or More Underliers” and under “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return — Notes Linked to the Lesser Performing of Two or More Underliers”. Since the applicable lesser performing return will be a negative percentage in this case, the cash settlement amount will be less than the face amount of each of your notes, unless subject to a positive contingent minimum return.

Cash Settlement Amount for Notes Subject to a Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes Subject to a Buffer Level” is applicable to your notes if the applicable pricing supplement specifies a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier, basket or lesser performing level.

Notes Linked to a Single Underlier. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Notes Linked to a Single Underlier” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is less than the initial underlier level but greater than or equal to the buffer level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes.

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final underlier level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount times the buffer rate times the sum of the underlier return plus the buffer amount.

●	The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%.

●	The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage.

●	The buffer level in this case will be a positive amount specified in the applicable pricing supplement.

Notes Linked to a Basket of Underliers. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Notes Linked to a Basket of Underliers” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is less than the initial basket level but greater than or equal to the buffer level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes.

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) and the final basket level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus the product of the face amount times an amount equal to the buffer rate times the sum of the basket return plus the buffer amount.

●	The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%.

●	The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage.

●	The buffer level in this case will be a positive amount specified in the applicable pricing supplement.

Notes Linked to the Lesser Performing of Two or More Underliers. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Notes Linked to the Lesser Performing of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Notes Linked to the Lesser Performing of Two or More Underliers” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final lesser performing level is less than the initial lesser performing level but greater than or equal to the buffer level, the cash settlement amount will be an amount in cash equal to the face amount of each of your notes.

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final lesser performing level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of the face amount plus an amount equal to the product of the face amount times the buffer rate times an amount equal to the sum of the lesser performing return plus the buffer amount.

●	The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial lesser performing level divided by the buffer level, expressed as a percentage, or (ii) 100%.

●	The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial lesser performing level minus the buffer level divided by (ii) the initial lesser performing level, expressed as a percentage.

●	The buffer level in this case will be a positive amount specified in the applicable pricing supplement.

Cash Settlement Amount for Notes Subject to a Contingent Minimum Return

This subsection entitled “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” is applicable to your notes if the applicable pricing supplement specifies a contingent minimum return. If the applicable pricing supplement so provides, the contingent minimum return will be a percentage specified in the applicable pricing supplement.

Notes Linked to a Single Underlier. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Notes Linked to a Single Underlier” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final underlier level is less than the initial underlier level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

If the notes are not automatically called and the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the underlier return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

Notes Linked to a Basket of Underliers. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Notes Linked to a Basket of Underliers” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final basket level is less than the initial basket level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the basket return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

If the notes are not automatically called and the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the basket return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

Notes Linked to the Lesser Performing of Two or More Underliers. The cash settlement amount for the notes will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Notes Linked to the Lesser Performing of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Notes Linked to the Lesser Performing of Two or More Underliers” above, as applicable, except as follows:

If the notes are not automatically called and (x) (i) the applicable pricing supplement specifies a knock-out event and a knock-out event does not occur or (ii) the applicable pricing supplement does not specify a knock-out event and (y) the final lesser performing level is less than the initial lesser performing level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the lesser performing return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

If the notes are not automatically called and the final lesser performing level is greater than or equal to the initial lesser performing level, the cash settlement amount will be an amount in cash equal to the greater of (x) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the upside participation rate times the lesser performing return and (y) the sum of the face amount of each of your notes plus the product of the face amount of each of your notes times the contingent minimum return.

Cash Settlement Amount for Notes Subject to a Cap Level

The cash settlement amount, if any, for your notes will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” only if the applicable pricing supplement specifies a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier, basket or lesser performing level.

Notes Linked to a Single Underlier. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Notes Linked to a Single Underlier”, as applicable, and (ii) the maximum settlement amount.

●	The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial underlier level divided by (2) the initial underlier level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final underlier level is greater than the cap level.

Notes Linked to a Basket of Underliers. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Notes Linked to a Basket of Underliers”, as applicable, and (ii) the maximum settlement amount.

●	The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial basket level divided by (2) the initial basket level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final basket level is greater than the cap level.

Notes Linked to the Lesser Performing of Two or More Underliers. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out — Notes Linked to the Lesser Performing of Two or More Underliers” or “— Cash Settlement Amount for Notes Not Subject to a Knock-Out — Notes Linked to the Lesser Performing of Two or More Underliers”, as applicable, and (ii) the maximum settlement amount.

●	The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial lesser performing level divided by (2) the initial lesser performing level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final lesser performing level is greater than the cap level.

Cash Settlement Amount for Notes Subject to the Maturity Date Premium Amount

The cash settlement amount, if any, for your notes will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to the Maturity Date Premium Amount” only if the applicable pricing supplement specifies a maturity date premium amount for your notes. If the applicable pricing supplement so provides, the maturity date premium amount will be a positive percentage.

Notes Linked to a Single Underlier. If a maturity date premium amount is specified in the applicable pricing supplement and the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount and the maturity date premium amount.

Because of the formula we use to calculate the cash settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to the Maturity Date Premium Amount” may be less than the cash settlement amount calculated without regard to the maturity date premium amount if the underlier return is greater than the maturity date premium amount.

Notes Linked to a Basket of Underliers. If a maturity date premium amount is specified in the applicable pricing supplement and the final basket level is greater than or equal to the initial basket level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount and the maturity date premium amount.

Because of the formula we use to calculate the cash settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to the Maturity Date Premium Amount” may be less than the cash settlement amount calculated without regard to the maturity date premium amount if the basket return is greater than the maturity date premium amount.

Notes Linked to the Lesser Performing of Two or More Underliers. If a maturity date premium amount is specified in the applicable pricing supplement and the final lesser performing level is greater than or equal to the initial lesser performing level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount and the maturity date premium amount.

Because of the formula we use to calculate the cash settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to the Maturity Date Premium Amount” may be less than the cash settlement amount calculated without regard to the maturity date premium amount if the lesser performing return, as applicable, is greater than the maturity date premium amount.

Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

This subsection entitled “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” is applicable only if the applicable pricing supplement specifies that an underlier, basket underliers or lesser performing underliers denominated in currencies other than U.S. dollars will be adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so provides, the level of the underlier, each basket underlier or each lesser performing underlier and the closing level of the underlier, each basket underlier or lesser performing underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

●	The exchange rate for the underlier, each basket underlier or each lesser performing underlier on any trading day will be as described in the applicable pricing supplement.

●	The adjusted closing level with respect to the underlier, each basket underlier or each lesser performing underlier on any trading day, will equal the closing level of the underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day, as determined by the calculation agent.

●	The final underlier level with respect to the underlier will equal the adjusted closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing level of the underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement.

●	The adjusted basket closing level, unless otherwise specified in the applicable pricing supplement, for any given trading day, will equal the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier on such trading day multiplied by the weighting multiplier for such basket underlier.

●	The final basket level will equal the adjusted basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “— Payment of Principal on Stated Maturity Date or Call Payment Dates, if Applicable — Consequences of a Market Disruption Event or a Non-Trading Day” and subject to adjustment as provided in the applicable general terms supplement.

●

The adjusted lesser performing closing level on any trading day will equal the lesser performing closing level of the lesser performing underlier with the lowest with the lesser performing underlier performance on such trading day multiplied by the exchange rate with respect to such lesser performing underlier at closing on such trading day, as determined by the calculation agent.

●	The final lesser performing level will equal the adjusted lesser performing closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted lesser performing closing levels on each of the specified averaging dates, in each case except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement.”

The cash settlement amount will be as described under “— Cash Settlement Amount for Notes Subject to a Knock-Out”, “— Cash Settlement Amount for Notes not Subject to a Knock-Out”, “— Cash Settlement Amount for Notes Subject to a Buffer Level”, “— Cash Settlement Amount for Notes Subject to a Contingent Minimum Return” and “— Cash Settlement Amount for Notes Subject to a Cap Level” above.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding whether a redemption or a knock-out event occurs; the initial lesser performing level; the lesser performing underlier level; the lesser performing underlier closing level; the final underlier, basket or lesser performing level; the final lesser performing underlier level; the underlier return, the basket return and the lesser performing return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; coupon payment dates and coupon observation dates, if applicable; call observation dates; measurement periods, if applicable; business days, trading days; the amount of any coupon accrual; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier, individually, within a basket of underliers or within a set of lesser performing underliers. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this product supplement no. 17 is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the applicable pricing supplement. We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp.

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the underlier (in the case of exchange traded funds), the underlier stocks, listed or over-the-counter options, futures and/or other instruments linked to the underliers, constituent indices of such underlier, the underlier stocks, foreign currencies or other instruments linked to the underliers, constituent indices of such underlier, the underlier stock, indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the underliers, one or more of the constituent indices thereof, as applicable, the underlier stocks or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

●	expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the underliers, some or all of the constituent indices of such underlier or some or all underlier stocks or foreign currencies;

●	may take or dispose of positions in the securities of the underlier stock issuers themselves or the underlier (in the case of exchange traded funds);

●	may take or dispose of positions in listed or over-the-counter options or other instruments based on underliers designed to track the performance of the stock exchanges or other components of the equity markets;

●	may take short positions in the underlier stocks or other securities of the kind described above —i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser; and/or

●	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the underliers, the constituent indices of such underliers, as applicable, the underlier stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the underliers, the underlier stocks or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the underlier stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the underliers, constituent underliers thereof or the foreign currencies, some or all of the underlier stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See the applicable general terms supplement for a discussion of these adverse effects.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 17 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Furthermore, this discussion only addresses the tax treatment of notes that are not linked to currency exchange rates. The tax treatment of currency-linked notes will be addressed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●	a dealer in securities or currencies;

●	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

●	a bank;

●	a life insurance company;

●	a tax exempt organization;

●	a partnership;

●	a regulated investment company;

●	a common trust fund;

●	a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

●	a person that purchases or sells the note as part of a wash-sale for tax purposes;

●	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

●	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the

U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

●	a citizen or resident of the United States;

●	a domestic corporation;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You will be obligated pursuant to the terms of the notes – in the absence of a change in law, an administrative determination or a judicial ruling to the contrary – to characterize each note for all tax purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear a coupon) in respect of the underlier, or basket of underliers, or the lesser performing of two or more underliers, as specified in the applicable pricing supplement. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

If your notes bear a coupon, it is likely that any coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding amounts attributable to coupon payments) and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the note. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss, except to the extent attributable to an accrued but unpaid coupon, if any, with respect to your notes. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss, except to the extent attributable to accrued but unpaid coupon, if any, with respect to your notes. Any resulting character mismatch may result in adverse tax consequences to you, because an investor’s ability to deduct capital losses is subject to significant limitations.

We will not attempt to ascertain whether any underlier, component of any underlier or any underlier included in a basket would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any underlier, component of any underlier or any underlier included in a basket were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC with respect to each underlier, each component of any underlier or each underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if a particular underlier, component of any underlier or underlier included in a basket is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, you would recognize gain or loss upon the sale, exchange, redemption, or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made to you with respect to your notes.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, as a capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as contingent short-term debt instruments. Although there is no authority that specifically addresses the tax treatment of contingent short-term debt instruments, it is likely that, if your notes are so treated, you should not recognize any income prior to the maturity of the notes (except for any coupon payments on the notes). If your notes are so treated and you are an initial purchaser of the notes whose taxable year does not end on a day that is between the determination date and the maturity date, upon the maturity of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time (other than amounts attributable to accrued but unpaid coupons) and the amount you paid for your notes. Upon the sale, exchange or redemption of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale, exchange or redemption (other than amounts attributable to accrued but unpaid coupons), unless your notes are sold, exchanged or redeemed between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your tax advisor. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear a coupon, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the underlier under the Forward Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for U.S. federal income tax purposes in the same manner as an income-bearing pre-paid derivative contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the notes between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of, the principal amount of your note, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — United States Holders — Market Discount” and “United States Taxation — Taxation of Debt Securities — United States Holders — Debt Securities Purchased at a Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If your notes bear a coupon, it is also possible that the Internal Revenue Service could seek to characterize your notes as notional principal contracts. If your notes bear a coupon, it is also possible that the coupon payments would not be treated as either interest or ordinary income for U.S. federal income tax purposes, but instead would be treated in some other manner. For example, the coupon payments could be treated all or in part as contract fees in respect of a forward contract, and the U.S. federal income tax treatment of such contract fees is uncertain.

In addition, if your notes are properly treated as a pre-paid forward or derivative contract (or income-bearing forward or derivative contract), the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to notes that have a term in excess of one year if (a) the underlier is an ETF, (b) the underlier is an index that includes an ETF or other “pass-thru entity” (as defined in Section 1260(c)(2)), or (c) the notes are linked to a basket that includes (a) or (b). If your notes are subject to the constructive ownership rules, it is possible that any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such amounts). The application of the constructive ownership rules to the notes will depend on the particular terms of the note. In particular, the application of the constructive ownership rules to a note linked to an index or basket is uncertain. Therefore, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

It is also possible that your notes could be treated in the manner described above, except that (i) any gain or loss that you recognize at maturity would be treated as ordinary gain or loss or (ii) you should not include the coupon, if any, in income as you receive them but instead you should reduce your basis in your notes by the amount of the coupon payments that you receive. In addition, it is possible that you could recognize gain when there is a change to the components of the underlier or any of the underliers that comprise the basket. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering the proper federal income tax treatment of an instrument such as your notes, including whether the holder of an instrument such as your notes should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment and the value of your notes.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes. These rules will apply notwithstanding that we do not intend to treat the notes as debt for tax purposes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from notes.

If your notes bear a coupon, because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments (including any coupon payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear a coupon, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes as set forth under “United States Taxation – Taxation of Debt Securities – Backup Withholding and Information Reporting — United States Alien Holders” in the accompanying prospectus regardless of whether coupon payments are treated as interest for federal income tax purposes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities –United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their tax advisors in this regard.

We will not attempt to ascertain whether any underlier, component of any underlier or any underlier included in a basket would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any underlier or component of any underlier were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States alien holder. You should refer to information filed with the SEC with respect to each underlier, each component of any underlier or each underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier, component of any underlier or underlier included in a basket is or becomes a USRPHC.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on a relevant underlier during the term of the notes. We could also require you to make certifications prior to any coupon payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally apply to any payment made on or after January 1, 2017 with respect to any 871(m) financial instrument issued on or after January 1, 2017. You should consult your tax advisor concerning these regulations or subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to FATCA withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange, redemption or other disposition of the notes made before January 1, 2019.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each underlier-linked autocallable note to be issued, GS Finance Corp. expects to agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. expects to agree to purchase from GS Finance Corp. the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. Goldman, Sachs & Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, Goldman, Sachs & Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of underlier-linked autocallable notes which are the subject of the offering contemplated by this product supplement no. 17 in relation thereto may not be made to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such underlier-linked autocallable notes may be made to the public in that Relevant Member State:

a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Issuer for any such offer; or

c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of underlier-linked autocallable notes shall require us or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of underlier-linked autocallable notes to the public” in relation to any underlier-linked autocallable notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the underlier-linked autocallable notes to be offered so as to enable an investor to decide to purchase or subscribe the underlier-linked autocallable notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

Goldman, Sachs & Co. has represented and agreed that:

(a) in relation to any underlier-linked autocallable notes that have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any underlier-linked autocallable notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the underlier-linked autocallable notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by GS Finance Corp.;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the underlier-linked autocallable notes in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp.; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the underlier-linked autocallable notes in, from or otherwise involving the United Kingdom.

No advertisement, invitation or document relating to the underlier-linked autocallable notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), if such advertisement, invitation or document is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the underlier-linked autocallable notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The underlier-linked autocallable notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The underlier-linked autocallable notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

This product supplement no. 17, along with the applicable pricing supplement, the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 17, along with the applicable pricing supplement, the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the underlier-linked autocallable notes may not be circulated or distributed, nor may the underlier-linked autocallable notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the underlier-linked autocallable notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferred except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (5) as specified in

Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the underlier-linked autocallable notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the underlier-linked autocallable notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Conflicts of Interest

Goldman, Sachs & Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. Goldman, Sachs & Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this product supplement no. 17, the applicable general terms supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This product supplement no. 17 is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this product supplement no. 17, the applicable general terms supplement, the accompanying prospectus and prospectus supplement is current only as of the respective dates of such documents.

Product Supplement no. 17	Page

Summary Information	S-1
Hypothetical Returns on the Underlier-Linked Autocallable Notes	S-23
Additional Risk Factors Specific to the Underlier-Linked Autocallable Notes	S-50
General Terms of the Underlier-Linked Autocallable Notes	S-56
Use of Proceeds	S-71
Hedging	S-71
Supplemental Discussion of Federal Income Tax Consequences	S-73
Employee Retirement Income Security Act	S-80
Supplemental Plan of Distribution	S-81
Conflicts of Interest	S-83

Prospectus Supplement dated February 26, 2015

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-16
United States Taxation	S-17
Employee Retirement Income Security Act	S-18
Supplemental Plan of Distribution	S-19
Validity of the Notes and Guarantees	S-19

Prospectus dated February 26, 2015

Available Information	2
Prospectus Summary	3
Use of Proceeds	6
Description of Debt Securities We May Offer	7
Description of Warrants We May Offer	34
Description of Units We May Offer	46
GS Finance Corp	50
Legal Ownership and Book-Entry Issuance	52
Considerations Relating to Floating Rate Debt Securities	56
Considerations Relating to Indexed Securities	57
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	60
United States Taxation	63
Plan of Distribution	75
Conflicts of Interest	77
Employee Retirement Income Security Act	77
Validity of the Securities and Guarantees	78
Experts	78
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	78

GS Finance Corp.

Medium-Term Notes, Series E

fully and unconditionally guaranteed by

The Goldman Sachs Group, Inc.

Underlier-Linked Autocallable Notes

Linked to an Underlier,

a Basket of Underliers or the

Lesser Performing of Two or

More Underliers

Goldman, Sachs & Co.